-----------------------------


                          PARTNERSHIP INTEREST PURCHASE

                                    AGREEMENT

                            Dated as of June 1, 1998

                                      among

                           WEST COAST CAMBRIDGE, INC.

                        INTEGRATED HEALTH SERVICES, INC.

                               T(2) MEDICAL, INC.

                                       and

                          CORAM HEALTHCARE CORPORATION

                          -----------------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                                                               PAGE
ARTICLE I: DEFINITIONS............................................................................................1
     1.1    Defined Terms.........................................................................................1
     1.2    Other Defined Terms...................................................................................6

ARTICLE II: PURCHASE AND SALE OF ASSETS...........................................................................7
     2.1    Transfer of Assets....................................................................................7
     2.2    Assumption of Liabilities.............................................................................7
     2.3    Excluded Liabilities..................................................................................7
     2.4    Determination and Payment of Purchase Price...........................................................8
     2.5    Closing Costs; Transfer Taxes and Fees...............................................................13
     2.6    Tax Clearance Certificate............................................................................13

ARTICLE III: CLOSING.............................................................................................13
     3.1    Closing..............................................................................................13
     3.2    Conveyance at Closing and Other Closing Documents....................................................13
     3.3    Certain Bring-Downs..................................................................................15

ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF SELLER.............................................................15
     4.1    Organization of Coram, Seller and the Partnership; Organizational Documents
             ....................................................................................................15
     4.2    Subsidiaries.........................................................................................15
     4.3    Authorization........................................................................................15
     4.4    Absence of Certain Changes or Events.................................................................16
     4.5    Assets...............................................................................................18
     4.6    Contracts and Commitments............................................................................18
     4.7    Permits; Consents and Approvals......................................................................19
     4.8    No Conflict or Violation.............................................................................20
     4.9    Financial Statements.................................................................................20
     4.10   Books and Records....................................................................................21
     4.11   Litigation...........................................................................................21
     4.12   Labor Matters........................................................................................21
     4.13   Liabilities..........................................................................................21
     4.14   Compliance with Law..................................................................................22
     4.15   No Brokers...........................................................................................22
     4.16   No Other Agreement to Sell the Assets................................................................22
     4.17   Proprietary Rights...................................................................................22
     4.18   Employee Benefit Plans...............................................................................23
     4.19   Transactions with Certain Persons....................................................................28
     4.20   Tax Matters..........................................................................................29

     4.21   Insurance............................................................................................30
     4.22   Accounts Receivable..................................................................................30
     4.23   Inventory............................................................................................30
     4.24   Payments.............................................................................................30
     4.25   Customers, Distributors and Suppliers................................................................30
     4.26   Compliance With Environmental Laws...................................................................31
     4.27   Compliance with Health Care Laws; Settlement Agreement...............................................33

ARTICLE V: REPRESENTATIONS AND WARRANTIES OF BUYER...............................................................35
     5.1    Organization of Buyer and IHS........................................................................35
     5.2    Authorizations.......................................................................................35
     5.3    No Conflict or Violation.............................................................................35
     5.4    Consents and Approvals...............................................................................35
     5.5    No Brokers...........................................................................................35
     5.6    SEC Documents........................................................................................36
     5.7    Capital Stock........................................................................................36

ARTICLE VI: COVENANTS OF SELLER AND BUYER........................................................................36
     6.1    Further Assurances...................................................................................36
     6.2    Employee Matters.....................................................................................36
     6.3    Allocation of Purchase Price.........................................................................36
     6.4    Employee Benefits....................................................................................36

ARTICLE VII: [INTENTIONALLY OMITTED].............................................................................37

ARTICLE VIII: [INTENTIONALLY OMITTED]............................................................................37

ARTICLE IX: CONSENTS TO ASSIGNMENT...............................................................................37
     9.1    Consents to Assignment...............................................................................37

ARTICLE X: ACTIONS BY SELLER AND BUYER AFTER THE CLOSING.........................................................37
     10.1   Books and Records....................................................................................37
     10.2   Cooperation and Records Retention; Payment of Liabilities............................................37
     10.3   Survival of Representations, Etc.....................................................................38
     10.4   Indemnification......................................................................................38
     10.5   Taxes................................................................................................41

ARTICLE XI: MISCELLANEOUS........................................................................................41
     11.1   .....................................................................................................41
     11.2   Assignment...........................................................................................41
     11.3   Notices..............................................................................................41
     11.4   Choice of Law........................................................................................42
     11.5   Entire Agreement, Amendments and Waivers.............................................................42

     11.6   Multiple Counterparts.................................................................................43
     11.7   Expenses..............................................................................................43
     11.8   Invalidity............................................................................................43
     11.9   Titles; Gender........................................................................................43
     11.10  Public Statements and Press Releases..................................................................43
     11.11  Confidentiality.......................................................................................43
     11.12  Certain Distributions.................................................................................44
     11.13  Cumulative Remedies...................................................................................44
     11.14  Arbitration...........................................................................................44
     11.15  Joint and Several.....................................................................................45

                      ------------------------------------

                     PARTNERSHIP INTEREST PURCHASE AGREEMENT

                      ------------------------------------

          This Partnership Interest Purchase Agreement (this "AGREEMENT") is made as of the 1st day of June, 1998, among West Coast Cambridge, Inc., a California corporation (the "BUYER"), Integrated Health Services, Inc., a Delaware corporation ("IHS"), Coram Healthcare Corporation, a Delaware corporation ("CORAM"), and T(2) Medical, Inc., a Delaware corporation (the "SELLER").

                                    PREMISES
                                    --------

          WHEREAS,   South  Georgia  Lithotripsy  Partners,  a  Georgia  general partnership (the "PARTNERSHIP"), is in the lithotripsy services business; and

          WHEREAS, the Seller is the owner of a 69.03% partnership interest (the "PARTNERSHIP INTEREST") in the Partnership; and

          WHEREAS, Buyer wishes to acquire Seller's Partnership Interest and certain related assets and rights from the Seller, and the Seller wishes to sell the Partnership Interest and such related assets and rights to Buyer, in accordance with the terms and conditions hereinafter set forth; and

          WHEREAS, Buyer is a wholly owned subsidiary of IHS, and Seller is a wholly owned subsidiary of Coram; and

          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto intending to be legally bound, agree as follows:

                             ARTICLE I: DEFINITIONS
                             ----------------------

          1.1 DEFINED TERMS. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

          "1997 BUDGET ACTS" shall mean the Taxpayer Relief Act of 1997 and the Balanced Budget Bill of 1997.

          "ACTION" shall mean any action, claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit, governmental inquiry (including any request for information), criminal prosecution, investigation or unfair labor practice charge or complaint.

          "AFFILIATE" shall have the meaning set forth in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "ASSETS" shall mean all right, title and interest of the Seller in, under and to: (I) the Partnership Interest and the Partnership Agreement of South Georgia Lithotripsy Partners (the "PARTNERSHIP AGREEMENT"), dated as of July 1, 1992, between Seller and South Georgia Lithotripsy, J.V. (the "OTHER PARTNER"), and all rights arising out of the Partnership Interest or the Partnership Agreement (the "PARTNERSHIP RIGHTS"), including without limitation, all rights to distributions from the Partnership (other than the distributions made on prior to, or after the date hereof in accordance with Section 11.12 below), and all rights to Seller's Capital Account (as such term is defined in the Partnership Agreement); (II) the Amended and Restated South Georgia Lithotripsy Associates, Inc. Management Agreement (the "MANAGEMENT AGREEMENT"), dated as of July 1, 1992, between the Partnership and Seller (as the assignee of Heritage Group, Inc.); (III) the Non-Compete and Investment Representation Agreement (the "NON- COMPETE AGREEMENT"), dated as of July 1, 1992, by and among those persons listed on Schedule "A" thereto (who are the partners of the Other Partner and the shareholders of South Georgia Lithotripsy Associates, Inc., a Georgia corporation and the sole general partner of the Other Partner (the "OTHER PARTNER'S GP"); (IV) the Option Agreement (the "OPTION AGREEMENT" and together with the Partnership Agreement, the Management Agreement, and the Non-Compete Agreement, the "MAIN AGREEMENTS", and each a "MAIN AGREEMENT"), dated as of July 1, 1992, between the Seller and the Other Partner; (V) Contract Rights; (VI) Books and Records; (VII) Proprietary Rights; (VIII) claims, causes of action, chooses in action, rights of recovery and of set-off of any kind, against any person or entity, arising in connection with or related to the Business, including , without limitation, any liens, security interests, pledges or other rights to payment; (IX) supplies, sales literature, promotional literature, customer and supplier lists, art work, display units, telephone and fax numbers and purchasing records, in each case, relating primarily to the Business; and (X) prospects, assets and rights of whatever nature and wherever located and used or useful primarily in connection with the Business.

          "BALANCE SHEET" shall mean the unaudited consolidated balance sheet as of December 31, 1997 included in the Financial Statements.

          "BALANCE SHEET DATE" shall mean December 31, 1997.

          "BOOKS AND RECORDS" shall mean (a) all records and lists primarily pertaining to the Assets, (b) all records and lists pertaining primarily to the Business or to customers, suppliers or personnel of the Partnership or the Seller associated primarily with the Business, (c) all product, business and marketing plans of Seller primarily relating to the Business, and (d) all books, ledgers files, reports, plans, drawings and operating records of every kind maintained by Seller primarily relating to the Business, other than documents of the Seller covered by the attorney-client privilege.

          "BUSINESS" shall mean the lithotripsy service business conducted by the Partnership (including all assets, rights and liabilities of the Seller and the Partnership relating to the Business) currently, at any time in the past, or at any time in the future, up to and including the Closing Date, but excluding the Excluded Assets and Excluded Liabilities.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

          "CONTRACT" shall mean any agreement, contract, note, loan, evidence of indebtedness, guaranty, purchase order, letter of credit, indenture, security or pledge agreement, franchise agreement, capital or operating Lease, undertaking, practice, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which (i) the Partnership is a party or is bound or
(ii) the Seller is a party or is
bound and which relates primarily to the Business or the Assets, and shall include, without limitation, all of the Main Agreements.

          "CONTRACT RIGHTS" shall mean all of Seller's rights and obligations under (i) the Main Agreements (ii) the other Contracts listed on Schedule 4.6 and (iii) any other Contract entered into in the conduct of the Business.

          "COPYRIGHTS" shall mean registered copyrights, copyright applications and unregistered copyrights.

          "COURT ORDER" shall mean any judgement, decision, consent decree, injunction, ruling or order of any federal, state or local court or governmental agency, department or authority that is binding on any person or its property under applicable law.

          "DEFAULT"  shall mean (a) a breach of or default  under any  Contract,
(b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract, or
(c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.

          "DISCLOSURE SCHEDULE" shall mean a schedule executed and delivered to Buyer as of the date hereof by the Seller which sets forth the exceptions to the representations and warranties contained in Article IV hereof and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered schedule is a reference to all schedules included in the Disclosure Schedule.

          "ENCUMBRANCE" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the name thereof.

          "ENTITIES" shall mean the Partnership and the Seller.

          "EXCLUDED ASSETS" shall mean (i) all rights of Seller to any refund or income taxes paid by Seller for any period prior to the Closing in respect of its interest in the Partnership, (ii) all tangible personal property of the Seller (other than Books and Records) that are located at Parent's Denver, Colorado office at 1125 Seventeenth Street, Suite 2100 which are not issued or held for use principally in the Business, (iii) all rights under any Contract otherwise assigned to Buyer (or the benefit of which is provided to Buyer as provided herein) to assert any set offs with respect to matters that do not constitute Assumed Liabilities and have occurred prior to Closing, defenses or counterclaim with respect to matters that do not constitute Assumed Liabilities and have occurred prior to Closing in respect of any Excluded Liability, (iv) all cash or cash equivalents held by the Seller in respect of the Business but, subject to Section 11.12, not the cash and cash equivalents of the Partnership,
(v) the right to cash distributions from the Partnership to the extent provided in Section 11.12 below, and (vi) the rights of Seller to its corporate name.

          "FINANCIAL STATEMENTS" shall mean the unaudited balance sheet of the Partnership as at December 31, 1997, the unaudited income statement of the Partnership for the one-year period ending on December 31, 1997, the unaudited balance sheet of the Partnership as at April 30, 1998, and the unaudited income statement of the Partnership for the 4 month period ending on April 30, 1998.

          "FUNDED DEBT" shall mean any Liability with respect to indebtedness for borrowed money (other than Intercompany Debt).

          "HEALTH CARE LAWS" shall mean the Regulations referred to in Sections 4.27(b) through and including 4.27(e).

          "INDEMNIFICATION AGREEMENT" shall mean the Indemnification Agreement dated as of July 2, 1992, among Seller, the Other Partner, the Other Partner's GP, and each of the shareholders of the Other Partner's GP.

          "INSURANCE POLICIES" shall mean the insurance policies related to the Business listed on Schedule 4.21.

          "INTERCOMPANY DEBT" shall mean all accounts, notes and other amounts receivable by or due to Coram or Seller or any of their respective Affiliates from the Partnership related to the Business and existing on the Closing Date.

          "LEASE" shall mean any lease with respect to personal or real property.

          "LIABILITIES" shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any person of any type, whether accrued, absolute, contingent, matured, unmatured or other.

          "MATERIAL ADVERSE CHANGE" OR "MATERIAL ADVERSE EFFECT" means any change, effect, event or occurrence that has, or is reasonably likely to have, individually or in the aggregate with other changes, effects, events or occurrences, a material adverse impact on the financial position or results of operations of the Business or the Assets taken as a whole; provided, however, that "material adverse change" or "material adverse effect" shall be deemed to exclude the impact of (i) changes in generally accepted accounting principles,
(ii) changes in general economic conditions which affect in general the health care industry, (iii) changes or effects arising out of or in connection with the 1997 Budget Acts, and (iv) changes or effects arising out of or in connection with amendments to or the adoption of new Regulations by HCFA, whether proposed prior to or after the date hereof.

          "ORDINARY COURSE OF BUSINESS" OR "ORDINARY COURSE" or any similar phrase shall mean with respect to any party hereto or the Partnership, the ordinary course of the Business conducted by that party or the Partnership and consistent with past practice of that party or the Partnership.

          "ORGANIZATIONAL DOCUMENTS" shall mean the articles or certificates of incorporation, bylaws, shareholder agreements, agreements providing for rights of first refusal, preemptive rights or options with respect to the purchase of stock, other securities or assets, and any similar documents or contracts, and all amendments and supplements to any of the foregoing, relating to the organization, ownership, management or structure of a corporation.

          "PATENTS"  shall  mean  all  patents  and  patent   applications   and
registered design and registered design applications.

          "PERMITS" shall mean all certificates of need, licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other person, necessary for the conduct of, or relating to the operation of the Business or the ownership of the assets used or held for use in the Business, including all licenses, franchises, permits, accreditation, certificates of need and other provider agreements required under Title XVIII and IX of the Social Security Act and other applicable laws for reimbursement of services rendered or goods sold or leased.

          "PERMITTED ENCUMBRANCES" shall mean (i) liens for any Taxes not yet due and payable as to which adequate reserves have been established and (ii) terms and conditions and rights of other parties under the Partnership Agreement and any Contracts under which Contract Rights are conveyed to Buyer pursuant hereto.

          "PROPRIETARY RIGHTS" shall mean all of the Copyrights, Patents, Trademarks, technology rights and licenses, computer software, trade secrets, franchises, know-how, inventions, designs, specifications, plans, drawings and intellectual property rights (i) owned by the Seller and used principally in connection with the Business or (ii) owned by the Partnership.

          "REGULATIONS" shall mean any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, and orders of any foreign, federal, state or local government or other governmental department or agency, including, without limitation, Environmental Laws, Health Care Laws, energy, motor vehicle safety, public entity, zoning, building and health codes, occupational safety and health laws and laws respecting employment practices, employee documentation, or terms and conditions of employment and wages and hours.

          "REPRESENTATIVE" shall mean any officer, director, principal, partner, attorney, agent, employee or other representative.

          "REPRESENTED CONDITION" shall mean the condition of the Business and the Assets as represented and warranted on the date hereof by Seller in Article IV of this Agreement and in the Disclosure Schedule.

          "STOCK" shall mean capital stock, securities exchangeable for or convertible into shares of capital stock and options, warrants, preemptive rights, rights of first refusal and all other rights to acquire shares of capital stock of or securities exchangeable for or convertible into shares of capital stock.

          "SUBSIDIARY" shall mean with respect to any entity, (a) any corporation in which such entity then owns stock possessing 50% or more of the total combined voting power of all classes of stock, (b) any partnership in which such entity is a general partner, (c) any partnership in which such entity possesses a 50% or greater interest in the total capital or total income of such partnership or (d) any Subsidiary of any Subsidiary.

          "TAX" shall mean any federal, state, local, foreign or other tax, levy, impost, fee, assessment or other government charge, including, without limitation, income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and any premium, including, without limitation, interest, penalties and additions, in connection therewith.

          "TRADEMARKS" shall mean registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

          1.2 OTHER DEFINED TERMS. The following terms shall have the meanings defined for such terms in the Sections set forth below:

         Term                                                         Section

         Acceptance                                                   6.2(d)
         Assumed Liabilities                                          2.2
         Assumption Document                                          3.2(b)
         Benefit Arrangement                                          4.18(a)
         Buyer                                                        Preamble
         Buyer Transaction Documents                                  5.2
         Bulk Sales Act                                               10.6
         Claim                                                        10.4(d)
         Claim Notice                                                 10.4(d)
         Closing                                                      3.1
         Commission                                                   2.4(c)
         Competing Offer                                              6.2(d)
         Complaint                                                    4.27(f)
         Compliance Report Position                                   8.3(b)
         Coram                                                        Preamble
         Damages                                                      10.4(a)
         DOJ                                                          6.3(a)
         Employee Plans                                               4.19(a)
         Environmental Conditions                                     4.26(a)
         Environmental Laws                                           4.26(a)
         ERISA                                                        4.19(a)
         ERISA Affiliate                                              4.19(a)
         Exchange Act                                                 2.4(f)(iv)
         Excluded Liabilities                                         2.3
         Hazardous Substance                                          4.26(a)
         IHS                                                          Preamble
         Judgement                                                    4.27(f)
         Multiemployer Plan                                           4.19(a)
         NYSE                                                         2.4(b)
         OIG                                                          6.3(a)
         Pension Benefit Guaranty Corporation                         4.19(a)
         Pension Plan                                                 4.19(a)
         Purchase Price                                               2.4(a)
         Securities Act                                               2.4(c)
         Seller Transaction Documents                                 4.3
         Settlement Agreement                                         4.27(f)
         Shelf Registration Statement                                 2.4(c)
         Tax Entities                                                 4.20(a)
         Termination Date                                             11.1(a)
         Welfare Plan                                                 4.19(a)

                     ARTICLE II: PURCHASE AND SALE OF ASSETS
                     ---------------------------------------

          2.1 TRANSFER OF ASSETS. Upon the terms and subject to the conditions contained herein, at the Closing, Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will acquire from Seller, the Assets, free and clear of all Encumbrances other than Permitted Encumbrances. Notwithstanding anything to the contrary contained herein, in no event is Buyer acquiring, nor is Seller selling or transferring, any of the Excluded Assets.

          2.2 ASSUMPTION OF LIABILITIES. Upon the terms and subject to the conditions contained herein, at the Closing, Buyer shall assume all Liabilities of Seller to be performed after the Closing (whether accrued prior to or subsequent to the Closing) under the Main Agreements and other Contracts under which Contract Rights of Seller are included in the Assets assigned to Buyer pursuant to Section 2.1 hereof, but not including any Liability for any Default under any Main Agreement or other Contract occurring on or prior to the Closing Date, and, in no event, will Buyer assume any Liability referred to in clauses
(i) through (xi) inclusive, of Section 2.3 hereof (the Liabilities so assumed at the Closing being referred to herein as the "ASSUMED LIABILITIES").

          2.3 EXCLUDED LIABILITIES. Notwithstanding any other provision of this Agreement, except for the Assumed Liabilities expressly specified in Section 2.2, Buyer shall not assume, or otherwise be responsible for, either directly or through its ownership interest in the Partnership, any Liabilities of Seller or any other person, partnership or entity, whether liquidated or unliquidated, or known or unknown, and whether arising out of occurrences prior to, at or after the date hereof ("EXCLUDED LIABILITIES"), which Excluded Liabilities include, without limitation, (i) all Liabilities of Seller resulting from entering into, performing its obligations in or consummation of the transactions contemplated by, this Agreement, (ii) all Liabilities of Seller in respect of any Tax to the extent such Tax relates to Seller's ownership of the Assets and conduct of the Business, (iii) all Liabilities arising under or related to the Settlement Agreement, (iv) all Liabilities arising under or related to the Judgment, (v) all Liabilities arising under or related to Employee Plans other than Employee Plans of the Partnership, (vi) any Liabilities with respect to any distributions that any partner of the Partnership claims should have made on or prior to Closing, (viii) all Liabilities of Seller and the Partnership arising out of or related to the failure of the Seller or the Partnership to have been duly organized, validly existing or in good standing, (ix) all Liabilities in respect of the employment or termination of employment of any employee of the Seller,
(x) any Liability noted in the Disclosure  Schedule to be an Excluded Liability,
(xi) all Liabilities of Seller and the Partnership (y) for or arising out of or related to the violation by Seller or the Partnership of any Health Care Law prior to the Closing and (z) for or arising out or related to any action taken or omission occurring prior to the Closing which, with notice, passage of time or both (whether before or after the Closing) would result in a violation by Seller or the Partnership of any Health Care Law, (xiii) all Liabilities of the Seller to any employee of the Seller conditioned upon consummation of the transactions contemplated hereby, (xii) all liabilities of the Seller and the Partnership under any Contract that, but for this provision, would be assumed by Buyer pursuant hereto that was entered into other than in the ordinary course of the Business, that is material to the Business, that is required to be disclosed hereunder on the Disclosure Schedule and that is not so disclosed, (xiv) any Intercompany Debt owed by the Partnership, (xv) any Liability arising out of the Indemnification Agreement, or (xvi) the accident that was the subject of Douglas Watts v. South Georgia Lithotripsy.

          2.4 DETERMINATION AND PAYMENT OF PURCHASE PRICE.

              (A) AMOUNT OF PURCHASE PRICE. The aggregate purchase price (the "PURCHASE PRICE") for all of the Assets shall be ONE MILLION DOLLARS ($1,000,000), which shall be payable at the Closing by the delivery to Seller of newly issued shares of the Common Stock, par value $.001, of IHS ("IHS STOCK"), registered in the name of Seller and valued using the Closing Date as the date of determination in accordance with the procedure provided in subsection (b) below. All shares of IHS Stock shall be delivered with all related rights and privileges thereto, including voting and dividend rights.

              (B) SHARE VALUE; ADJUSTMENT.

                   (I) Whenever shares of IHS Stock are to be delivered pursuant to this Agreement, the number of shares of IHS Stock shall be valued as of the applicable date of determination by using the average closing New York Stock Exchange ("NYSE") price of IHS Stock for the five (5) trading day period ending on the date which is two (2) trading days prior to the applicable date of determination.

                   (II) For purposes hereof, the "SHARE VALUE AMOUNT" shall mean $1,000,000; provided that the Share Value Amount shall increase by an amount equal to the amount of the interest that would have accrued thereon at an annual rate (compounded daily) of ten percent (10%) during the period commencing on June 2, 1998 and ending on the Share Adjustment Date. For purposes hereof, the "SHARE ADJUSTMENT DATE" shall mean the date on which the Shelf Registration Statement is declared effective by the Commission and IHS advises Coram of such in writing. The number of shares of IHS Stock deliverable as the Purchase Price shall be re-calculated (the "ADJUSTED SHARE COUNT") to the extent necessary so that such shares will have an aggregate value (the "RECALCULATED VALUE") equal to the Share Value Amount based upon the average closing NYSE price for IHS Stock for the five (5) trading day period ending two (2) days preceding the Share Adjustment Date. If the Adjusted Share Count exceeds the number of shares of IHS Stock issued as of the Closing Date (the "CLOSING DATE SHARE COUNT"), IHS promptly shall deliver over to the Seller an additional number of shares of IHS Stock as shall have a value equal to the amount of such excess (using the Recalculated Value for determining the number of such shares of IHS Stock to be delivered), and such additional shares shall be included in the aforementioned Shelf Registration Statement. If the Closing Date Share Count exceeds the Adjusted Share Count, Seller shall promptly return to IHS the number of shares of IHS Stock having a value equal to the amount by which the Closing Date Share Count exceeds the Adjusted Share Count (using the Recalculated Value for determining the number of shares of IHS Stock to be so delivered). If any shares of IHS Stock are transferred by Seller prior to the Share Adjustment Date, appropriate adjustments shall be made to exclude the amount of the Share Value Amount allocable to such transferred shares from the adjustments required by this subsection (c).

                   (III) IHS shall notify Seller promptly of the status of the registration process, including, without limitation, the date and time when a Shelf Registration Statement and each post-effective amendment thereto has become effective, if and when a supplement to any prospectus forming a part of such Shelf Registration Statement has been filed, or if any request by the Commission for the amendment or supplement of a Shelf Registration Statement or prospectus or request for additional information has been received.

                   (IV) IHS shall use its best efforts to cause the Share Adjustment Date to occur by the day that is one-hundred and twenty
          (120) days after the ACTUAL date of the closing, and if the Share Adjustment Date does not occur by the day that is one-hundred and forty (140) days after June 29, 1998, then IHS shall purchase, free and clear of all Liens, all of the shares issued by it to Seller pursuant to this Agreement for an aggregate purchase price equal to $1,000,000 plus the amount of interest that would have accrued thereon at an annual rate (compounded daily) of ten percent (10%) during the period commencing on June 2, 1998 and ending on the date of such purchase.

              (C) REGISTRATION RIGHTS. IHS will use its best efforts to cause to be prepared, filed and declared effective by the Securities and Exchange Commission (the "COMMISSION"), within one hundred and twenty (120) days following the Closing Date, a registration statement (a "SHELF REGISTRATION STATEMENT") for the registration of the IHS Stock issued or to be issued to Seller hereunder, under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and shall use its best efforts to cause such registration statement to become effective as expeditiously as practicable, and IHS shall maintain the effectiveness of such registration statement for a period of one (1) year following the Closing Date, or until Seller shall no longer own any of the IHS Stock issued pursuant to this Agreement, whichever shall occur first, in each case except to the extent that an exemption from registration for resale of such shares by Seller to the public may be available.

              (D)  REGISTRATION  EXPENSES.  Seller shall not be responsible for, and IHS shall bear, all of the fees, costs and expenses of the Buyer and IHS related to such registration and sale including, without limitation, the fees and expenses of its counsel and accountants, all of its other costs, fees and expenses incident to the preparation, printing, registration and filing under the Securities Act of the registration statement and all amendments and supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of IHS Stock and the costs and expenses (including fees and disbursements of its counsel) incurred in connection with the qualification of IHS Stock under the Blue Sky laws of various jurisdictions. Buyer, however, shall not be required to pay or incur underwriter's or brokerage discounts, commissions or expenses, or to pay or incur any costs and expenses in excess in the aggregate of $40,000 for Blue Sky qualifications of Seller's IHS Stock, or to pay or incur any costs or expenses arising out of Seller's failure to comply with its obligations under this
Section 2.4, or to pay or incur any costs or expenses arising out of the inclusion of any transferee of Seller in the Shelf Registration Statement.

              (E) SELLING EXPENSES. IHS agrees that if Coram shall resell the shares to be issued pursuant hereto through Salomon Smith Barney, Inc. (or such other broker as IHS may from time to time designate to Coram in writing), IHS shall pay to such broker all costs and expenses of such resale (including without limitation any discounts, commissions or fees thereof or of similar professional relating to such resale) and reimburse Coram for all out-of-pocket costs and expenses reasonably incurred thereby relating to such resale, to the extent that all of the foregoing exceed $3,000 in the aggregate with respect to all such shares.

              (F)   REGISTRATION   PROCEDURES,   ETC.  In  connection  with  the
registration rights granted to the Seller with respect to the IHS Stock as provided in this Section 2.4, IHS covenants and agrees as follows:

                   (I) At IHS's expense, IHS will keep the registration and qualification under this Section 2.4 effective (and in compliance with the Securities Act) by such action as may be necessary or appropriate for a period of one (1) year after the Closing Date, or until Seller shall no longer own any of the IHS Stock issued pursuant to this Agreement, whichever shall occur first, in each case except to the extent that IHS shall, at its expense, provide Seller and Coram with an opinion of counsel reasonably acceptable to Coram stating that an exemption from registration for the resale thereby of the IHS Stock may be available to the public on the New York Stock Exchange.

          IHS will  promptly  notify the Seller,  at any time when a  prospectus relating to the Shelf Registration Statement is required to be delivered under the Securities Act, of the happening of any event known to IHS as a result of which the prospectus included in the Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                   (II) At IHS's expense, IHS shall furnish the Seller with such number of prospectuses as shall reasonably be requested by Seller in connection with any actual or contemplated resales.

                   (III) Subject to the ultimate sentence in Section 2.4(d) above, at IHS's expense, IHS shall take all necessary action which may be required in qualifying or registering IHS Stock included in a Shelf Registration Statement for offering and resale under the securities or Blue Sky laws of each applicable state, provided that IHS shall not be obligated to qualify as a foreign corporation or dealer to do business under the laws of any such jurisdiction.

                   (IV) At IHS's expense, IHS shall prepare and promptly file with the Commission such amendments or supplements to a Shelf Registration Statement or prospectus as may be necessary to correct any statements or omissions in the Shelf Registration Statement or prospectus, and IHS will notify Seller if, at any time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred the result of which will cause any such prospectus or any other prospectus as then in effect to include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                   (V) IHS shall advise Seller promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of a Shelf Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

                   (VI) The information included or incorporated by reference in the Shelf Registration Statement will not, at the time such Shelf Registration Statement becomes effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein as necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or as necessary to correct any statement in any earlier filing of such Shelf Registration Statement or any amendments thereto. The Shelf Registration Statement will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. IHS shall indemnify and hold harmless the Seller and Coram and their respective officers, directors, employees, agents, representatives and Affiliates and each person, if any, who controls any of them within the meaning of ss.15 of the Securities Act or ss.20(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever, and including reasonable costs and expenses of counsel) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such Shelf Registration Statement executed by IHS, or omission or alleged omission therefrom required to be stated therein as necessary to make the statements therein not misleading or as necessary to correct any statement in any earlier filing of such Shelf Registration Statement, or based upon written information furnished by IHS filed in any jurisdiction in order to qualify IHS Stock under the securities laws thereof or filed with the Commission, any state securities commission or agency, NYSE or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements contained therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to IHS by Coram or Seller for use in such Shelf Registration Statement (it being understood that IHS may rely on the representations and warranties of the Seller made pursuant to this Agreement in preparing the Shelf Registration Statement), any amendment or supplement thereto or any application, as the case may be. If any action is brought against the Seller or Coram or any other person indemnified hereunder in respect of which indemnity may be sought against IHS pursuant to this subsection 2.4(f)(vi), such person shall within thirty (30) days after the receipt thereby of a summons or complaint, notify IHS in writing of the institution of such action and IHS shall assume the defense of such action, including the employment and payment of reasonable fees and expenses of counsel (reasonably satisfactory to the Seller or such controlling person). IHS shall not settle any such action as to Seller, Coram or any such other person without Coram's written consent, which shall not be unreasonably withheld. Seller, Coram or any such other person shall have the right to employ her, his, its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Seller or such controlling person unless (A) the employment of such counsel shall have been authorized in writing by IHS in connection with the defense of such action, or
          (B) IHS shall not have employed counsel to have charge of the defense of such action within ten (10) days of the request therefor, or (C) such indemnified party or parties shall have reasonably concluded and notified IHS that there may be defenses available to her, him, it or them which are different from or additional to those available to IHS (in which case, IHS shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys for the Seller and/or such controlling persons shall be borne by IHS. Any delay of any person indemnified hereunder to give the foregoing notice shall not relieve IHS of its indemnification obligations hereunder except to the extent IHS is actually prejudiced by such delay.

                   (VII) The  Seller,  and its  successors  and  assigns,  shall indemnify IHS and Buyer their respective officers, directors, employees, agents, representatives and Affiliates and each person, if any, who controls any of them within the meaning of ss.15 of the Securities Act or ss.20(a) of the Exchange Act against all loss, claim, damage, expense and liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise (Federal, State, local or otherwise), arising from information furnished (or required to be furnished in accordance with this Agreement) by or on behalf of Seller or Coram, or any of their respective successors or assigns for inclusion in the Shelf Registration Statement, any Exchange Act filing or any State Blue Sky Law filing.

              (G) NOTICE OF SALE. Coram and Seller shall not resell or otherwise transfer any interest in any of the shares of IHS Stock issued to Seller pursuant to this Agreement except in compliance with this Agreement and, in the case of any sales that are not to be made in accordance with the Shelf Registration Statement, unless Seller shall have given prior notice to IHS describing in reasonable detail Seller's intention to effect the transfer and the manner of the proposed transfer. If the transfer is to be pursuant to an effective Shelf Registration Statement as provided herein, Seller will resell only in compliance with the disclosure therein and discontinue any offers and sales thereunder upon notice from IHS to the Seller that the Shelf Registration Statement relating to the IHS Stock being transferred is not "current" until IHS gives further notice that offers and sales may be recommenced. In the event of any such notice from IHS, IHS agrees to file expeditiously such amendments to such Shelf Registration Statement as may be necessary to bring it current during the period specified in this Section 2.4 and to give prompt notice to Seller when the Shelf Registration Statement has again become current. If Seller delivers to IHS an opinion of counsel reasonably acceptable to IHS and its counsel in form and substance reasonably acceptable to them and to the effect that the proposed transfer of shares of IHS Stock may be made without registration under the Securities Act and all applicable state securities laws, Seller will be entitled to transfer said shares of IHS Stock in accordance with the terms set forth in the opinion of their counsel.

              (H) CONDITIONS. Upon receipt of a reasonable request, Seller shall furnish to IHS such information regarding itself, the shares of IHS Stock held by it, and the intended method of disposition of such securities as shall be required to effect the registration of its shares of IHS Stock or as otherwise shall reasonably be requested by IHS. In that connection, Seller shall be required to represent and warrant to the IHS that all such information which is given is both complete and accurate in all material respects. Coram and Seller shall be entitled to receive a copy of any information included in the Shelf Registration Statement that relates to Coram or Seller prior to filing such Shelf Registration Statement and they shall be entitled to review and comment on all such information included in such Shelf Registration Statement relating to Coram or Seller. Seller will, severally, promptly notify IHS at any time when a prospectus relating to a Shelf Registration Statement covering Seller's shares under this Section 2.4 is required to be delivered under the Securities Act, of the happening of any event known to Seller as a result of which the prospectus included in such Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements are made.

              (I) INVESTMENT REPRESENTATIONS. All shares of IHS Stock to be issued hereunder will be newly issued shares of IHS. Seller represents and warrants to IHS that the IHS Stock being issued hereunder is being acquired by the Seller for investment for its own account and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act or any applicable state securities law; Seller acknowledges that the shares of IHS Stock issued to it pursuant to this Agreement constitute restricted securities under Rule 144 promulgated by the Commission pursuant to the Securities Act, and may have to be held indefinitely, and the Seller agrees that no shares of IHS Stock issued to it pursuant to this Agreement may be sold, transferred, assigned, pledged or otherwise disposed of except pursuant to an effective registration statement or an exemption from registration under the Securities Act, the rules and regulations thereunder, and under all applicable state securities laws. Seller represents and warrants that it has the knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of the investment, is able to bear the economic risk of such investment, and is an accredited investor within the meaning of Regulation D promulgated pursuant to the Securities Act. The Seller represents and warrants that it has had the opportunity to make inquiries of and obtain from representatives and employees of IHS such other information about IHS as he, she or it deems necessary in connection with such investment.

              (J) LEGEND. It is understood that, prior to resale of any shares of IHS Stock pursuant to an effective Shelf Registration Statement pursuant to subsection (f) above, the certificates evidencing such shares of IHS Stock shall bear the following (or a similar) legend (in addition to any legends which may be required in the opinion of IHS's counsel by the applicable securities laws of any state), and upon resale of such shares pursuant to such an effective registration, new certificates shall be issued for the shares sold without such legends except as otherwise required by law:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

              (K) CERTAIN TRANSFEREES. Except in the case of any transfer of any shares of IHS Stock issued pursuant to this Agreement to a person in an open market transaction subsequent to the effective date of, and pursuant to, the Shelf Registration Statement covering such shares of IHS Stock, Seller shall not transfer any such shares of IHS Stock to any person or entity unless such transfer shall be made in accordance with all applicable Federal and state securities laws as set forth in subsection (h) above and otherwise in accordance with this Section 2.4.

          2.5 CLOSING COSTS; TRANSFER TAXES AND FEES. Seller shall be responsible for any documentary and transfer taxes and any sales, use or other taxes imposed by reason of the transfers of purchased Assets hereunder and any deficiency, interest or penalty asserted with respect thereto. Seller shall pay the fees and costs of recording or filing all applicable conveyancing instruments. Seller shall pay for all costs of obtaining the transfer of existing Permits which may be lawfully transferred. Buyer shall pay all costs of applying for new Permits on and after the Closing Date.

          2.6 TAX CLEARANCE CERTIFICATE. Seller shall provide Buyer with a clearance certificate or similar document(s) that may be required by any state taxing authority in order to relieve Buyer of any obligation to withhold any portion of the Purchase Price. Notwithstanding anything herein to the contrary, in the event Buyer shall be legally obligated to withhold any portion of the Purchase Price pursuant to the requirements of any state taxing authority, it shall not be a breach of this Agreement for Buyer to withhold that portion of the Purchase Price it is so required to withhold, and only such portion thereof.

                              ARTICLE III: CLOSING
                              --------------------

          3.1 CLOSING. The Closing of the transactions contemplated herein (the "CLOSING") is being held concurrently with the execution and delivery of this Agreement by mail through escrow arrangements satisfactory to the parties hereto.

          3.2 CONVEYANCE AT CLOSING AND OTHER CLOSING DOCUMENTS.

              (A) INSTRUMENTS AND POSSESSION. To effect the sale and transfer referred to in Section 2.1 hereof, concurrently herewith Coram and Seller are executing and delivering to Buyer:

                   (I) one or more bills of sale, conveying in the aggregate all of Seller's personal property included in the Assets;

                   (II) subject to Section 9.1, one or more Assignments of Contract Rights, with respect to the Contract Rights;

                   (III) one or more assignments of Proprietary Rights to the extent necessary to assign such rights,

                   (IV) such other instruments as shall be reasonably requested by Buyer to vest in Buyer title in and to the Assets in accordance with the provisions hereof;

                   (V) an opinion of Paul, Hastings, Janofsky & Walker LLP, counsel to Seller and Coram, dated as of the Closing Date; and

                   (VI) such certificates (including resolutions) of their respective officers and others as has been reasonably requested by Buyer.

              (B) ASSUMPTION DOCUMENT. Upon the terms and subject to the conditions contained herein, concurrently herewith:

                   (I)  Buyer  is   delivering   to  Seller  an   instrument  of
         assumption, evidencing Buyer's assumption, pursuant to Section 2.2, of the Assumed Liabilities;

                   (II) Buyer is delivering to Seller an opinion of Blass & Driggs, counsel to Buyer, dated as of the Closing Date; and

                   (III) Buyer and IHS are furnishing to Coram such certificates (including resolutions) of their respective officers and others as have been reasonably requested by Coram.

              (C) FORM OF INSTRUMENTS. To the extent that a form of any document to be delivered hereunder is not attached as an Exhibit hereto, such documents shall be in form and substance, and shall be executed and delivered in a manner reasonably satisfactory to Buyer and Coram.

              (D) CONSENTS. Subject to Section 9.1, concurrently herewith Seller is delivering to Buyer all Permits and any other third party consents and releases of liens, including consents and releases of liens from banks and other lenders to the Seller, required for the transfer of the Assets as contemplated by this Agreement.

              (E) NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT. Concurrently herewith the parties hereto are executing and delivering an Amendment to the Non- Competition, Non-Solicitation and Confidentiality Agreement, dated as of September 30, 1997, among the parties hereto and certain other parties.

              (F) INSURANCE. Concurrently herewith Coram is delivering to Buyer evidence confirming that Coram has obtained extended reporting endorsements satisfactory to Buyer and covering the two-year period following the Closing to all of its existing liability insurance policies that are not "OCCURRENCE BASED" policies covering any portion of the Business. Coram and Buyer shall share equally the premiums paid for obtaining the endorsements.

          3.3      CERTAIN BRING-DOWNS.

              (A) All of the  representations  and  warranties  made  by  Seller pursuant to this Agreement shall be remade by Seller and shall be true and correct in all material respects as of June 29, 1998 (except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date)), as if the Closing were held on such date; and Seller shall so certify to Buyer on such date and for the purposes of Section 10.4 of this Agreement (including without limitation, Section 10.4(f)), IHS and Buyer shall be deemed to have relied on such certification in consummating the transactions contemplated by this Agreement to occur at the Closing.

              (B) Seller shall indemnify and hold harmless Buyer, IHS and their respective Affiliates from and against any and all Damages arising out of any act or omission by Seller during the period commencing immediately after the Closing Date and ending on June 29, 1998 that would have constituted a breach by Seller if the Closing had not yet occurred.


              ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF SELLER
              ----------------------------------------------------

     Seller hereby represents and warrants to Buyer and IHS as follows, except as otherwise set forth on the Disclosure Schedule:

          4.1 ORGANIZATION OF CORAM, SELLER AND THE PARTNERSHIP; ORGANIZATIONAL DOCUMENTS.

              (A) ORGANIZATION. Each of Coram and the Seller is duly organized, validly existing and in good standing under the laws of its State of incorporation, with full power and authority to own and lease its properties and assets. The Partnership is validly formed and in good standing under the laws of its State of formation, with the full power and authority to own and lease its properties and assets. Each of Coram, the Seller and the Partnership is duly qualified to do business as a foreign corporation, partnership or limited liability company and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the Business. Schedule 4.1 contains a true, correct and complete list of all jurisdictions in which the Partnership is qualified to do business as a foreign partnership.

              (B) ORGANIZATIONAL DOCUMENTS AND ENTITIES. Copies of all of the Organizational Documents of Seller and the Partnership have heretofore been delivered or made available to Buyer, and as so delivered or made available are accurate and complete.

          4.2 SUBSIDIARIES. The Partnership has no subsidiaries. None of Coram, Seller or any of their respective Affiliates owns any Stock or other interest (whether controlling or not) in any corporation, association, partnership, joint venture or other entity engaged in the Business other than the Partnership.

          4.3 AUTHORIZATION. Coram and Seller have all requisite power and authority, and have taken all corporate action necessary, to execute and deliver this Agreement and each instrument, certificate, agreement and document to be executed or delivered by it as provided in this Agreement ("SELLER TRANSACTION DOCUMENTS"), to consummate the transactions contemplated hereby and thereby and to perform their obligations hereunder and thereunder. The execution and delivery of this Agreement and each Seller Transaction Document by Coram or Seller, as the case may be, and the consummation by Coram and Seller of the transactions contemplated hereby and thereby have been duly approved by the boards of directors and, to the extent required, by the shareholders of Coram and Seller. No other corporate proceedings on the part of Coram or Seller are necessary to authorize the execution, delivery and performance of this Agreement and each Seller Transaction Document by Coram or Seller, as the case may be, and the consummation of the transactions contemplated hereby and thereby. This Agreement and each Seller Transaction Document has been duly executed and delivered by Coram or Seller, as the case may be, and is the legal, valid and binding obligation of Coram and Seller, as the case may be, enforceable against it in accordance with its terms.

          4.4 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the Balance Sheet Date, except as set forth on Schedule 4.4, there has not been any:

              (A) material adverse change in the Business;

              (B)  change  in  accounting   methods,   principles  or  practices
affecting in any material respect the Assets, the Assumed Liabilities or the Business;

              (C) damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Assets or the Business;

              (D) cancellation of any indebtedness or waiver or release of any right or claim of the Seller or the Partnership which had or will have a material adverse effect on the Assets or the Business;

              (E) declaration, setting aside, or payment of dividends or distributions by the Seller or the Partnership except consistent with past practices, or any redemption, purchase or other acquisition of any securities of or any partnership or membership interest in the Seller or the Partnership;

              (F) increase in the rate of compensation payable or to become payable to any director, officer or other employee of the Partnership or any consultant, Representative or agent of any of the Partnership (other than compensation increases for non-officer employees of the Partnership made in the ordinary course of business and consistent with past practices or compensation increases required under contracts existing on the date of this Agreement that have been disclosed on Schedule 4.6 hereto) including, without limitation, the making of any loan (except travel advances, if any, made in reasonable amounts and in the ordinary course of business consistent with past practice of the Partnership) to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such person, or the addition to, modification of, or contribution to any Employee Plan, arrangement, or practice described in the Disclosure Schedule.

              (G) material adverse change in employee relations which has or is reasonably likely to have a material adverse effect on the productivity, the financial condition, results of operations or Business of the Partnership or the relationships between the employees of the Partnership and the management of the Partnership;

              (H) amendment, cancellation or termination of any material Contract, commitment, agreement, Lease, transaction or Permit relating to the Business and included in the Assets or entry by the Partnership or Seller into any Contract, commitment, agreement, Lease or transaction which is not in the ordinary course of business, including without limitation, any employment or consulting agreements, that will be included in the Assets;

              (I) mortgage, pledge or other encumbrance of any of the Assets or any assets of the Partnership other than Permitted Encumbrances;

              (J) sale, assignment or transfer of any of the Assets or any assets of the Partnership other than in the ordinary course of business;

              (K) incurrence of indebtedness by the Partnership or, to the extent such indebtedness would constitute an Assumed Liability, by the Seller, for borrowed money or commitment to borrow money entered into by the
Partnership, or to the extent such commitment would constitute an Assumed Liability, by the Seller, or loans made or agreed to be made by the Partnership or, to the extent such loan would constitute an Assumed Liability, by the Seller, or indebtedness guaranteed by the Partnership or, to the extent such guarantee would constitute an Assumed Liability, by the Seller, in each case other than in the ordinary course of business consistent with past practice;

              (L) incurrence by the Partnership of any Liabilities or, to the extent such Liabilities would constitute Assumed Liabilities, by the Seller (except, in each case, Excluded Liabilities and Liabilities incurred in the ordinary course of Business), or change in any assumptions underlying or methods of calculating any doubtful account contingency or other reserves of the Partnership;

              (M) payment, discharge or satisfaction of any Liabilities of the Partnership other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities set forth or reserved for on the Financial Statements or incurred in the ordinary course of business;

              (N) capital expenditure by the Partnership in excess of $25,000 in the aggregate, or the incurring of any obligation by the Partnership or, to the extent such obligation would constitute an Assumed Liability, by the Seller, to make any capital expenditure in excess of $25,000;

              (O) failure to pay or satisfy when due or other default in respect of any Liability of the Partnership or, to the extent such Liability would constitute an Assumed Liability, by the Seller;

              (P) failure of the Partnership or the Seller to use their respective commercially reasonable efforts to carry on diligently the Business in the ordinary course so as to keep available to Buyer the services of the employees of the Partnership, and to preserve for Buyer the Business and the goodwill of the suppliers and customers of the Partnership and other having business relations with it;

              (Q) disposition of any Proprietary Rights which are material to the Business;

              (R) existence of any other event or condition which in the aggregate has or would reasonably be expected to have a material adverse effect on the Partnership or on the Business, taken as a whole; or

              (S) agreement by the Seller or the Partnership to do any of the things described in the preceding clauses (a) through (r) other than as expressly provided for herein.

          4.5 ASSETS. Seller has and will transfer good and marketable title to the Assets including, without limitation, the Partnership Interest, Seller's rights under the Main Agreements and the Partnership Rights, and upon the consummation of the transactions contemplated hereby, Buyer will acquire good and marketable title to all of the Assets, free and clear of any Encumbrances, except for Permitted Encumbrances. The Assets, together with the assets of the Partnership, include, without limitation, substantially all assets used in the conduct of the Business in the ordinary course, including substantially all assets held or used by the Seller and the Partnership in the conduct of the Business as presently conducted, other than inventory or supplies disposed of or used in the ordinary course of Business. All tangible assets and properties which are part of the Assets and all tangible assets and properties of the Partnership are in good operating condition and repair and are usable in the ordinary course of business in a manner consistent with past practice and conform to all applicable Regulations (including Environmental Laws) relating to their construction, use and operation, except where the failure to so conform would not have a material adverse effect on the Business. The state of organization of the Partnership is Georgia. The percentage economic interest of Seller in the Partnership is 69.03%. Except as set forth in the Main Agreements, there are no rights or rights of first refusal with respect to any outstanding interests in the Partnership.

          4.6 CONTRACTS AND COMMITMENTS.

              (A) CONTRACTS. Schedule 4.6 sets forth a complete and accurate list of all Contracts of the following categories to which the Seller is a party and which relates primarily to the Business, or to which the Partnership is a party:

                   (I) Contracts not made in the ordinary course of business;

                   (II) Employment contracts and severance agreements;

                   (III) Labor or union contracts;

                   (IV) Material distribution, franchise, license, technical assistance sales, commission, consulting, agency or advertising contracts which are not cancelable on thirty (30) calendar days notice;

                   (V) Options with respect to any property, real or personal, whether the Partnership is the grantor or grantee thereunder;

                   (VI)  Contracts   involving  future  annual  expenditures  or
         Liabilities, actual or potential, in excess of $25,000 or otherwise material to the Business of the Partnership;

                   (VII)   Contracts  or  commitments   relating  to  commission
         arrangements with others;

                   (VIII) Promissory notes, loans, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money in excess of $25,000, whether the Partnership is the borrower, lender or grantor thereunder;

                   (IX) Contracts containing covenants limiting the freedom of the Partnership or any shareholder, officer, director, partner or employee of the Partnership or the Other Partner's GP to engage in any line of business or compete with any person;

                   (X) Any Contract with the United States, or any state or local government or any agency or department thereof;

                   (XI) Leases of real property;

                   (XII) Leases of personal property not cancelable (without Liability) within 30 calendar days or which have aggregate annual lease payments in excess of $20,000; and

                   (XIII) Contracts entered into in settlement of any Action or threatened Action.

     Coram has delivered or made available to Buyer true, correct and complete copies of all of the Contracts listed on Schedule 4.6, including all amendments and supplements thereto.

              (B) AGREEMENTS. Coram has delivered to Buyer true and complete copies of all of the Main Agreements, including all amendments and supplements thereto.

              (C) ABSENCE OF DEFAULT. All of the Contracts to which the Partnership or the Seller is a party or by which the Partnership or the Seller or any of the Assets is bound or affected, and all of the Main Agreements are valid, binding and enforceable in accordance with their terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally, and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefore may be brought. The Partnership has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its obligations under the Contracts, except where a failure to do so would not constitute a material breach under the Contract, and Seller has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its obligations under each Main Agreement and Contract to which it is a party. Each of the Partnership and Seller has, and, to the best knowledge of Seller, the other parties to the Contracts have, complied with the provisions thereof; neither the Partnership nor the Seller is, and, to the best knowledge of Seller and Coram, no other party is, in Default thereunder and no notice of any claim of Default has been given to the Seller.

              (D) HOSPITAL CONTRACTS. Schedule 4.6 contains a complete and accurate list of (i) each existing agreement between the Partnership and a hospital for the use of the Partnership's lithotripsy services, (ii) the dates on which such agreements were entered into, (iii) the term of each such agreement and (iv) the fees payable under each such agreement.

          4.7 PERMITS; CONSENTS AND APPROVALS.

              (A) Schedule 4.7 sets forth a complete list of all Permits material to the operation of the Business. The Partnership has, and at all times has had, all Permits required under any Regulation (including Environmental
Laws) in connection with the operations related to the Business except where the failure to have any such Permit would not have a material adverse effect on the Business or the Assets. The Seller has, and at all times has had, all Permits required under any Regulation (including Environmental Laws) in connection with the operations related primarily to the Business except where the failure to have any such Permit would not have a material adverse effect on the Business or the Assets. Neither the Partnership nor, with respect to the Business, the Seller, is in Default, nor has either of them received any notice of any claim of Default, with respect to any such Permit. Except as set forth on Schedule 4.7, no such Permit which is material to the operation of the Business will be adversely affected by the completion of the transactions contemplated by this Agreement. No present or former shareholder, director, officer or employee of Seller or the Partnership or any Affiliates thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Permit which the Partnership owns, possesses or uses or which Seller owns, possesses or uses primarily in connection with the Business.

              (B) Except as disclosed on Schedule 4.7 hereto, no notice to, declaration, filing or registration with, or Permit or consent from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, including, without limitation, any party to any Main Agreement or Contract, is required to be made or obtained by the Seller or the Partnership in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

          4.8 NO CONFLICT OR VIOLATION. Except as disclosed in Schedule 4.8, neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (a) violate or conflict with any provision of the certificate or articles of incorporation or bylaws, partnership or limited liability company agreement or limited partnership certificate of the Seller or Partnership, (b) violate, conflict with, or result in or constitute a Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance (other than a Permitted Encumbrance) upon any of the assets of the Business under any of the terms, conditions or provisions of any material Contract (including the T(2) Settlement Agreement and any other Contract entered into in settlement or resolution of any Action or threatened or anticipated Action), Main Agreement or material Permit (i) to which the Seller or the Partnership is a party or (ii) by which any of the Assets are bound or affected, (c) violate any Regulation or Court Order, or (d) impose any Encumbrance (other than a Permitted Encumbrance) on any of the assets of the Business.

          4.9 FINANCIAL STATEMENTS. A true and complete copy of the Financial Statements is attached hereto as Schedule 4.9. The Financial Statements (a) are derived from the books and records of the Partnership and the Seller, (b) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and (c) fairly present in all material respects the financial position of the Partnership described therein as of the respective dates thereof and the results of operations for the periods covered thereby, except to the extent the Financial Statements do not reflect the liabilities described on Schedule 4.13. At the respective dates of the Financial Statements, there were no Liabilities of the Business which, in accordance with generally accepted accounting principles, should have been set forth on or reserved for in the Financial Statements or the notes thereto, which are not set forth or reserved for in the Financial Statements or the notes thereto, which are not set forth or reserved for in the Financial Statements or the notes thereto, except to the extent the Financial Statements do not reflect the liabilities described on Schedule 4.13.

          4.10 BOOKS AND RECORDS. Seller has made and kept (and given Buyer access to) the Books and Records and accounts of the Business, which, in reasonable detail, accurately reflect in all material respects the activities of the Partnership and the conduct of the Business. The Partnership and, with respect to the Business, the Seller have not engaged in any material transaction, maintained any bank account or used any material funds except for transactions, bank accounts and funds that have been and are reflected in the Books and Records.

          4.11 LITIGATION. Except as set forth on Schedule 4.11, as of the date hereof, there is no Action pending, or to the best knowledge of Seller and
Coram, threatened or anticipated against, related to or affecting the Partnership or Seller that relate to or affect the Business, or against, related to or affecting the Business or the Assets (including with respect to Environmental Laws) or that seek to delay, limit or enjoin the transactions contemplated by this Agreement. Neither Seller nor the Partnership is subject to any Court Order (other than the Court Order(s) listed on Schedule 4.11) or is in Default with respect to any Court Order that relates to the Business, the Assets or the assets of the Business and there are no unsatisfied judgments against the Seller relating to the Business, the Assets or the assets of the Business or against the Partnership. As of the date hereof, there are no Court Orders or agreements with, or liens by, any governmental authority or quasi-governmental authority relating to any Environmental Law which regulate, obligate, bind or in any way affect the Partnership, the Business, the Assets or the assets of the Business.

          4.12 LABOR MATTERS. Neither the Partnership nor the Seller is a party to any labor agreement with respect to its employees with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice relating to or affecting the Business, the Assets or the assets of the Business. Neither the Partnership nor the Seller has experienced any attempt by organized labor or its representatives to make the Partnership conform to demands of organized labor that would cover its employees. There is no labor strike or labor disturbance pending or, to the best knowledge of Seller and Coram, threatened against the Partnership, or, to the extent it relates primarily to the Business, Seller, nor is any grievance currently being asserted, and neither the Partnership nor to the extent is relates primarily to the Business, Seller, has experienced a work stoppage or other labor difficulty, and is not and has not engaged in any unfair labor practice. Without limiting the foregoing, the Partnership and, to the extent it relates primarily to the Business, the Seller, are in material compliance with the Immigration Reform and Control Act of 1986 and maintain a current Form I-9, as required by that Act, in the personnel file of each employee hired after November 9, 1986. Schedule 4.12 sets forth the names and current annual salary rates or current hourly wages of all present employees of the Partnership whose annual cash compensation for the fiscal year ending December 31, 1998 is expected to exceed $35,000 per year.

          4.13 LIABILITIES. Except as disclosed on Schedule 4.13, neither the Seller nor the Partnership has any Liabilities relating to the Business or affecting the Assets and due or to become due, except (a) Liabilities which are set forth or reserved for on the Balance Sheet, which have not been paid or discharged since the Balance Sheet Date, (b) Liabilities incurred since the Balance Sheet Date in the ordinary course of Business and in accordance with this Agreement which are not in Default and none of which, individually or in the aggregate, has or would have a material adverse effect on the Business and
(c) Excluded Liabilities.

          4.14 COMPLIANCE WITH LAW. Seller and the Partnership and the conduct of the Business have not violated in any material respect and are in material compliance with all applicable Regulations (other than Health Care Laws) and Court Orders relating to the Assets or the Business. Except as described on
Schedule 4.14, neither the Partnership nor the Seller has received any written notice, or, to its knowledge, any oral notice to the effect that, or otherwise been advised that, it is not in compliance with any such Regulations or Court Orders, and Seller and Coram have no reason to anticipate that any existing circumstances are likely to result in material violations of any of the foregoing.

          4.15 NO BROKERS. Neither the Seller nor any of its offices, directors, employees, shareholders, partners or Affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Buyer or any of its Affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

          4.16 NO OTHER AGREEMENT TO SELL THE ASSETS. Except as set forth in the Partnership Agreement or on Schedule 4.16, neither the Seller nor the Partnership nor any of their respective officers, directors, shareholders or Affiliates has any commitment or legal obligations, absolute or contingent, to any other person or firm other than the Buyer to sell, assign, transfer or effect a sale of any of the Assets (other than inventory in the ordinary course of business) or any portion of the Business, to effect any merger, consolidation, liquidation, dissolution or other reorganization, or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

          4.17 PROPRIETARY RIGHTS.

              (A) PROPRIETARY RIGHTS. Schedule 4.17 lists all of the material Proprietary Rights. Schedule 4.17 also sets forth: (i) for each Patent, the number, normal expiration date and subject matter for each country in which the Patent has been issued, or, if applicable, the application number, date of filing and subject matter for each country, (ii) for each Trademark, the application serial number or registration number, the class of goods covered and the expiration date for each country in which a Trademark has been registered, and (iii) for each Copyright, the number and date of filing for each country in which a Copyright has been filed. The Proprietary Rights listed in the Disclosure Schedule are all those used by the Seller and the Partnership in connection with the Business. True and correct copies of all Patents (including all pending applications) owned, controlled, created or used by or on behalf of the Seller (limited, to those used or useful in connection with the conduct of the Business) or Partnership or in which the Seller (limited to those used or useful in connection with the conduct of the Business) or the Partnership has any interest whatsoever have been provided to Buyer.

                  (B) ROYALTIES AND LICENSES. Neither the Seller nor the Partnership has any obligation to compensate any person for the use of any such Propertiery Rights nor has Seller or the Partnership granted to any person any license, option or other rights to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not.

                  (C) OWNERSHIP AND PROTECTION OF PROPRIETARY RIGHTS. The Seller and the Partnership own or have a valid right to use the Proprietary Rights, and the Proprietary Rights will not cause to be valid rights of Seller and the Partnership by reasons of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except to the extent transferred to Buyer pursuant hereto in which event they shall become valid rights of Buyer. All of the pending Patent applications have been duly filed. Neither the Partnership nor Seller has received any notice of invalidity or infringement of any rights of others with respect to the Proprietary Rights. Seller and the Partnership have taken all reasonable and prudent steps to protect the Proprietary Rights from infringement by any other person. No other person (i) has notified Seller or the Partnership that it is claiming any ownership of or right to use any Proprietary Rights, or (ii) is infringing upon any Proprietary Rights in any way. The use by Seller and the Partnership of the Proprietary Rights does not and will not conflict with, infringe upon or otherwise violate the valid rights of any third party in or to the Proprietary Rights, and no Action has been instituted against or notices received by the Seller or the Partnership that are presently outstanding alleging that the use of the Proprietary Rights by the Seller or Partnership infringes upon or otherwise violates any rights of a third party in or to the Proprietary Rights.

          4.18 EMPLOYEE BENEFIT PLANS.

              (A) DEFINITIONS. The following terms, when used in this Section 4.18, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

                   (I) BENEFIT ARRANGEMENT. "BENEFIT ARRANGEMENT" shall mean any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including, without limitation, any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirements benefits, life, health, disability or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which

                        (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) i s entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Partnership or any ERISA Affiliate or under which the Partnership or any ERISA Affiliate may incur any Liability, and (C) covers any employee or former employee of the Partnership or any ERISA Affiliate (with respect to their relationship with the Partnership).

                   (II) CODE. "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                   (III) EMPLOYEE PLANS. "EMPLOYEE PLANS" shall mean all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

                   (IV) ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                   (V) ERISA AFFILIATE. "ERISA AFFILIATE" shall mean any Entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, the Partnership as defined in Section 414(b), (c), (m) or (o) of the Code.

                   (VI) MULTIEMPLOYER PLAN. "MULTIEMPLOYER PLAN" shall mean any "Multiemployer plan," as defined in Section 4001(a)(3) of ERISA, (A) which the Partnership or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which the Partnership or any ERISA Affiliate may incur any Liability and (B) which covers any employee or former employee of the Partnership or any ERISA Affiliate (with respect to their relationship with the Partnership).

                   (VII) PBGC. "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                   (VIII) PENSION PLAN. "PENSION PLAN" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which the Partnership or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Partnership or any ERISA Affiliate may incur any Liability, and (B) which covers any employee or former employee of the Partnership or any ERISA Affiliate (with respect to their relationship with the Partnership).

                   (IX) WELFARE PLAN. "WELFARE PLAN" shall mean

                        (A) any  "employee  welfare  benefit plan" as defined in
         Section 3(l) of ERISA, (A) which the Partnership or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Partnership or any ERISA Affiliate may incur any Liability and (B) which covers any employee or former employee of the Partnership or any ERISA Affiliate (with respect to their relationship with the Partnership).

              (B) DISCLOSURE, DELIVERY OF COPIES OF RELEVANT DOCUMENTS AND OTHER INFORMATION. Schedule 4.18 contains a complete list of Employee Plans which cover employees of the Partnership (with respect to their relationship with the Partnership). Coram has delivered or made available to Buyer true and complete copies of each of the following documents: (i) each Employee Plan (and, if applicable, related trust agreement) which covers employees of the Partnership (with respect to their relationship with the Partnership), and all amendments thereto, including all annuity contract or other funding instruments, (ii) a complete description of any Employee Plan which is not in writing, (iii) the most recent determination or opinion letter issued by the Internal Revenue Service with respect to each Pension Plan and each Welfare Plan (other than a "Multiemployer plan" as defined in Section 3(37) of ERISA) which covers or has covered employees of the Partnership (with respect to its relationship with the Partnership), (iv) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan which covers employees of the Partnership (with respect to its relationship with the Partnership), and (v) a description setting forth the amount of any Liability of the Partnership for payments more than thirty (30) calendar days past due with respect to each Welfare Plan which covers employees of the Partnership; provided, however, that the foregoing subparagraphs (i) - (v) are limited to those Employee Plans with respect to which Buyer or the Partnership has or potentially has a Liability.

              (C)  REPRESENTATIONS.   Notwithstanding  the  provisions  of  this
Section  4.18(c),  the  representations  in  subparagraphs  (i) - (xiv)  of this
Section 4.18(c) apply only to Employee Plans for which Buyer or the Partnership has or potentially has a Liability. Except as set forth in Schedule 4.14, Seller represents and warrants as follows:

                        (I)  PENSION PLANS.

                             (A) The funding method used in connection with each Pension Plan which is subject to the minimum funding requirements of ERISA is acceptable and the actuarial assumptions used in connection with funding each such plan are reasonable. As of the last day of the last plan year of each Pension Plan and as of the Closing Date, the "amount of unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA (but excluding from the definition of "current value" of "assets" of such Pension Plan, accrued but unpaid contributions) did not and will not exceed zero. No "accumulated funding deficiency" (for which an excise tax is due or would be due in the absence of a waiver) as defined in Section 412 of the Code or as defined in Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Pension Plan with respect to any plan year, whether or not waived. Nether the Partnership nor any ERISA Affiliate has failed to pay when due any "required installment", within the meaning of Section 412(m) of the

         Code and Section 302(c) of ERISA, whichever may apply, with respect to any Pension Plan. Neither the Partnership nor any ERISA Affiliate is subject to any lien imposed under Section 412(n) of the Code or Section 302(f) of ERISA, whichever may apply, with respect to any Pension Plan. Neither the Partnership nor any ERISA Affiliate has any Liability for unpaid contributions with respect to any Pension Plan.

                             (B) Neither the Partnership nor any ERISA Affiliate is required to provide security to a Pension Plan which covers or has covered employees or former employees of Seller under Section 401(a)(29) of the Code.

                             (C) Each Pension Plan and each related trust agreement, annuity contract or other funding instrument which covers or has covered employees or former employees of the Partnership (with respect to their relationship with the Partnership) is qualified and tax-exempt under the provisions of Code Sections 401(a) (or 403(a), as appropriate) and 501(a) and has been so qualified during the period from its adoption to date.

                             (D) Each Pension Plan, each related trust agreement, annuity contract or other funding instrument which covers or has covered employees or former employees of the Partnership (with respect to their relationship with the Partnership) presently complies and has been maintained in substantial compliance with its terms and, both as to form and in operation, with the requirements prescribed by any and all Regulations and Court Orders which are applicable to such plans, including, without limitation, ERISA and the Code.

                             (E) The Partnership has paid all premiums (and interest charges and penalties for late payment, if applicable) due the PBGC with respect to each Pension Plan for each plan year thereof for which such premiums are required. Neither the Partnership nor any ERISA Affiliate has engaged in, or is a successor or parent to an entity that has engaged in, a transaction described in Section 4069 of ERISA. There has been no "reportable event" (as defined in Section 4043(b) of ERISA and the PBGC regulations under such Section) with respect to any Pension Plan. No filing has been made by the Partnership or any ERISA Affiliate with the PBGC, and no proceeding has been commenced by the PBGC, to terminate any Pension Plan. No condition exists and no event has occurred that could constitute grounds for the termination of any Pension Plan by the PBGC. Neither the Partnership nor any ERISA Affiliate has, at any time, (1) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (2) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, or (3) ceased making contributions on or before the Closing Date to any Pension Plan subject to Section 4064(a) of ERISA to which the Partnership or any ERISA Affiliate made contributions during the six years prior to the Closing Date.

                        (II) MULTIEMPLOYER PLANS.

                             (A) Neither the Partnership nor any ERISA Affiliate has, at any time, withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 and 4205 of ERISA, respectively, so as to result in a Liability, contingent or otherwise (including, without limitation, the obligations pursuant to an agreement entered into in accordance with Section 4204 of ERISA), of the Partnership or any ERISA Affiliate. Neither the Partnership nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4212(c) of ERISA.

                             (B) All contributions required to be made by the Partnership or any ERISA Affiliate to each Multiemployer Plan have been made when due.

                             (C) If, as of the Closing Date, the Partnership (and all ERISA Affiliates) were to withdraw from all Multiemployer Plans to which they (or any of them) has contributed or been obligated to contribute, it (and they) would incur no Liabilities to such plans under Title IV of ERISA.

                             (D) With respect to each Multiemployer Plan: (1) no such Multiemployer Plan has been terminated or has been in reorganization under ERISA so as to result, directly or indirectly, in any Liability, contingent or otherwise, of any Entity or any ERISA Affiliate under Title IV of ERISA; (2) no proceeding has been initiated by any person (including the PBGC) to terminate any Multi- employer Plan; (3) Seller, the Partnership and the ERISA Affiliates have no reason to believe that any Multiemployer Plan will be terminated or will be reorganized under ERISA; and ( 4) the Partnership and the ERISA Affiliates do not expect to withdraw from any Multiemployer Plan.

                        (III)   WELFARE PLANS

                             (A) Each Welfare Plan which covers or has covered employees or former employees of the Partnership (with respect to their relationship with the Partnership) has been maintained in substantial compliance with its terms and, both as to form and operation, with the requirements prescribed by any and all Regulations and Court Orders which are applicable to such Welfare Plan, including, without limitation, ERISA and the Code.

                             (B) None of the Partnership, any ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to, or with respect to, any retiree medical benefit plan, or other retiree Welfare Plan, and no condition exists which would prevent the Partnership from amending or terminating any such benefit plan or Welfare Plan.

                             (C) Each Welfare Plan which covers or has covered employees or former employees of the Partnership and which is a "group health plan,' as defined in Section 607(1) of ERISA, has been operated in compliance with provisions of Part 6 of Title 1, Subtitle B of ERISA and Sections 162(k) and 4980B of the Code at all times.

                             (D) Neither the Partnership nor any ERISA Affiliate has incurred any Liability with respect to any Welfare Plan that is a "Multiemployer plan," as defined in Section 3(37) of ERISA, under the terms of such Welfare Plan, any collective bargaining agreement or otherwise resulting from any cessation of contributions, cessation of obligation to make contributions or other form of withdrawal from such Welfare Plan.

                             (E) If, as of the Closing Date, the Partnership (and all ERISA Affiliates) were to have a cessation of contributions, cessation of obligations to make contribution or other form of withdrawal from all Welfare Plans that are "multiemployer plans", as defined in Section 3(37) of ERISA, they would incur no Liabilities with respect to any such Welfare Plans under the terms of such Welfare Plans, any collective bargaining agreement or otherwise.

                        (IV) BENEFIT ARRANGEMENTS. Each Benefit Arrangement which covers or has covered employees or former employees of the Partnership (with respect to their relationship with the Partnership) has been maintained in compliance with its terms and with the requirements prescribed by any and all Regulations and Court Orders which are applicable to such Benefit Arrangement, including, without limitation, the Code. Except as set forth in the Disclosure Schedule, and except as provided by law, the employment of all persons presently employed or retained by the Partnership is terminable at will.

                        (V) UNRELATED BUSINESS TAXABLE INCOME. No Employee Plan (or trust or other funding vehicle pursuant thereto) is subject to any tax under Code Section 511.

                        (VI) DEDUCTIBILITY OF PAYMENTS. There is no contract, agreement, plan or arrangement covering any employee or former employee of the Partnership (with respect to its relationship with the Partnership) that, individually or collectively, provides for the payment by the Partnership of any amount (i) that is not deductible under Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

                        (VII) FIDUCIARY DUTIES AND PROHIBITED TRANSACTIONS. Neither the Partnership nor any plan fiduciary of any Welfare Plan or Pension Plan which covers or has covered employees or former employees of the Partnership or any ERISA Affiliate, has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(2) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, or has otherwise violated the provisions of Part 4 of Title 1, Subtitle B of ERISA. The Partnership has not knowingly participated in a violation of Part 4 of Title 1, Subtitle B of ERISA by any plan fiduciary of any Welfare Plan or Pension Plan and has not been assessed any civil penalty under Section 502(1) of ERISA.

                        (VIII) VALIDITY AND ENFORCEABILITY. Each Welfare Plan, Pension Plan, related trust agreement, annuity contract or other funding instrument and Benefit Arrangement which covers or has covered employees or former employees of the Partnership (with respect to their relationship with the Partnership) is legally valid and binding and in full force and effect.

                        (IX) LITIGATION. There is no Action or Court Order outstanding, relating to or seeking benefits under any Employee Plan that is pending, threatened or anticipated against the Partnership, any ERISA Affiliate or any Employee Plan.

                        (X) NO AMENDMENTS. Neither the Partnership nor any ERISA Affiliate has any announced plan or legally binding commitment to create any additional Employee Plans which are intended to cover employees or former employees of the Partnership (with respect to their relationship with the Partnership) or to amend or modify any existing Employee Plan which covers or has covered employees or former employees of the Partnership (with respect to their relationship with the Partnership).

                        (XI) NO OTHER MATERIAL LIABILITY. No event has occurred in connection with which the Partnership or any ERISA Affiliate or any Employee Plan, directly or indirectly, could be subject to any material Liability (A) under any Regulation or Court Order relating to any Employee Plans or (B) pursuant to any obligation of the Partnership to indemnify any person against Liability incurred under any such Regulation or Court Order as they relate to the Employee Plans.

                        (XII) UNPAID CONTRIBUTIONS. Neither the Partnership nor any ERISA Affiliate has any Liability for unpaid contributions under
         Section 515 with respect to any Pension Plan, Multiemployer Plan or Welfare Plan.

                        (XII) INSURANCE  CONTRACTS.  Neither the Partnership nor
         any Employee  Plan (other than a  "MULTIEMPLOYER  PLAN",  as defined in
         Section 3(37) of ERISA) holds as an asset of any Employee Plan any interest in any Partnership contract, guaranteed investment contract or any other investment or insurance contract issued by any insurance company that is the subject of bankruptcy, conservatorship or rehabilitation proceedings.

                        (XIV) NO ACCELERATION OR CREATION OF RIGHTS. Neither the execution and delivery of this Agreement or any other related agreements by Seller nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any person to benefits with respect to any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

          4.19  TRANSACTIONS  WITH  CERTAIN  PERSONS.  Except  as set  forth  in
Schedule 4.19, no officer, director or employee of the Partnership or employee of Seller dedicated primarily to the Business nor, to the knowledge of Seller and Coram, any member of any such person's immediate family or any person or entity controlled by such person or in which such person has a substantial beneficial interest, is presently, or within the prior two years has been, a party to any transaction with the Partnership or Seller relating to the Business (other than for services as officers, directors or employees of the Partnership), including, without limitation, any contract, agreement or other arrangement (a) providing for the furnishing of services by, (b) providing for the rental of real or personal property from, or (c) otherwise requiring payments to any such person or corporation, partnership, trust or other entity in which any such person has an interest as a shareholder, officer, director, trustee or partner.

          4.20  TAX MATTERS.

              (A) FILING OF TAX RETURN. The Partnership (and any affiliated group of which it is now or has been a member) (the "TAX ENTITIES") has timely filed (including filings made during any extension period granted by any taxing authority) with the appropriate taxing authorities all returns, except as shown on Schedule 4.20 (including, without limitation, information returns and other material information) in respect of Taxes required to be filed through the date hereof and will timely file any such returns required to be filed on or prior to the Closing Date. The returns and other information filed are complete and accurate in all material respects. Seller has delivered or made available to Buyer complete and accurate copies of the Partnership's federal, state and local tax returns for the 1995, 1996 & 1997 full fiscal year.

              (B) PAYMENT OF TAXES. All Taxes, in respect of periods beginning before the Closing Date owed by the Tax Entities, have been timely paid, or will be timely paid, when due, by the Tax Entities.

              (C)  AUDITS,  INVESTIGATIONS  OR  CLAIMS.  Except  as set forth in
Schedule 4.20, there are no pending or, to the knowledge of Seller and Coram, threatened audits, investigations or claims for or relating to any additional Liability of any Tax Entity in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that in the reasonable judgement of any Tax Entity, or its counsel, is likely to result in a material additional Liability of any Tax Entity for Taxes. Audits of federal, state, and local returns of the Tax Entities for Taxes by the relevant taxing authorities have been completed for each period as set forth in Schedule 4.20 and, except as set forth in Schedule 4.20, no Tax Entity has been notified that any taxing authority intends to audit a return for any period. Except as set forth in Schedule 4.20, no extension of a statute of limitations relating to Taxes is in effect with respect to any Tax Entity.

              (D) LIEN. There are no liens for Taxes (other than for current Taxes not yet due and payable) on the Assets.

              (E) SAFE HARBOR LEASE PROPERTY. None of the Assets is property that is required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code.

              (F) SECURITY FOR TAX-EXEMPT OBLIGATIONS. None of the Assets directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

              (G) TAX-EXEMPT USE PROPERTY. None of the Assets is "TAX EXEMPT USE PROPERTY" within the meaning of Section 168(h) of the Code.

              (H) FOREIGN PERSON. Neither Seller nor the Partnership is a person other than a United States person within the meaning of the Code.

              (I) NO WITHHOLDING. The transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Subchapter 3 of the Code or of any other provision of law.

          4.21 INSURANCE. Schedule 4.21 contains a complete and accurate list of all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance (showing as to each policy or binder the carrier policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided, and, during the periods the Seller held any interest in the Partnership, the loss experience history of the Business by line of coverage) held or maintained by Seller or by the Partnership on the Business, the Assets or the employees of the Partnership. All such insurance is in full force and effect, insures the Seller and the Partnership in the amounts described therein against the risks described therein and provides coverage as is required by applicable Regulation and by any and all Contracts to which the Seller or the Partnership is a party. There is no Default under any such coverage nor has there been any failure to give notice or present any claim under such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business, and no notice of cancellation or nonrental of any such coverage has been received by the Seller or the Partnership. There are no outstanding performance bonds covering or issued for the benefit of the Partnership. No insurer has advised Seller or the Partnership that it intends to reduce coverage, increase premiums or fail to renew any existing policy or binder relating to the Business.

          4.22 ACCOUNTS RECEIVABLE. The accounts receivable set forth on the Balance Sheet, and all accounts receivable arising since the Balance Sheet Date, in respect of the Business represent bona fide claims of the Partnership against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in material compliance with the applicable orders, Contracts or customer requirements. Said accounts receivable are subject to no defenses, counterclaims or rights of set-off and are fully collectible in the ordinary course of business, except in the aggregate to the extent of the appropriate reserves for doubtful accounts receivable as set forth on the Balance Sheet and, in the case of accounts receivable arising since the Balance Sheet Date, in the aggregate to the extent of a reasonable reserve rate for doubtful accounts receivable which is not greater than the rate reflected by the reserve for doubtful accounts on the Balance Sheet.

          4.23 INVENTORY. Except for inventory that is excess, damaged or obsolete, for which in the aggregate an adequate reserve has been established in the Balance Sheet in accordance with generally accounting principles, consistently applied, the inventory reflected in the Balance Sheet and not disposed of or reserved since such date is of good and merchantable quality, of a quantity and quality saleable in the ordinary course of business of the Business in accordance with past practices, and is adequate as of the date hereof for the Business as conducted as of such date.

          4.24 PAYMENTS. Neither the Seller nor the Partnership nor, to their knowledge, any of their respective officers, directors, members, shareholders, employees or agents, has, directly or indirectly, paid, delivered, offered or agreed to deliver any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, client, customer, supplier, governmental official or other party, in the United States or any other country, which is in any manner related to the Business, which was, at the time made or given, illegal under any federal, state or local laws of the United States (including, without limitation, the U.S. Foreign Corrupt Practices' Act) or any other country having jurisdiction; and neither the Seller nor the Partnership has participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers.

          4.25  CUSTOMERS,  DISTRIBUTORS  AND SUPPLIERS.  Except as set forth on
Schedule 4.25 hereto, neither Coram nor Seller has received any written communication from any of the five largest hospital customers of the Partnership (other than Seller) of any intention to terminate or materially reduce purchases from the Partnership, nor to the knowledge of Seller and Coram, any other communication to such effect.

          4.26 COMPLIANCE WITH ENVIRONMENTAL LAWS.

              (A) DEFINITIONS. The following terms, when used in this Section 4.26, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

                   (I) "ENTITY" For purposes of this Section, the term "Entity" shall include (i) all Affiliate of the Partnership, (ii) all partnerships, joint ventures and other entities or organizations in which the Partnership was at any time or is a partner, joint venturer, member or


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



         participant and (iii) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by the Partnership or to which the Partnership has succeeded.

                   (II) "RELEASE" shall mean and include any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Substance.

                   (III) "HAZARDOUS SUBSTANCE" shall mean any pollutant, contaminant, chemical, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical or chemical compound or hazardous substance, material or waster, whether solid, liquid or gas, including, without limitation, any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance or material, pesticide waste waters, sludge, slag and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Laws.

                   (IV) "ENVIRONMENTAL LAWS" shall mean all applicable Regulations which regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other release or threatened release of, Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of employees. Environmental Laws shall include, without limitation, the Federal Insecticide, Fungicide, Rodenticide Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Hazardous Materials Transport Act and all analogous or related federal, state or local laws, each as amended.

                   (V) "ENVIRONMENTAL CONDITIONS" means the introduction into the environment of any pollution, including, without limitation, any contaminant, irritant or pollutant or other Hazardous Substance (whether or not such pollution constituted at the time thereof a violation of any Environmental Law as a result of any Release of any kind whatsoever of any Hazardous Substance) as a result of which an Entity has or may become liable to any person or by reason of which any of the Assets or any properties or assets of any Entity may suffer or be subjected to any material lien.

              (B) FACILITIES. All properties currently owned, leased or operated by the Partnership or by Seller to the extent used in connection with the Business (collectively the "FACILITIES") are, and at all times have been, and all Facilities previously owned, leased or operated by the Entities (collectively, the "FORMER FACILITIES") were at all times when owned, leased or operated by the Entities, owned, leased and operated in compliance with all Environmental Laws and in a manner that will not give rise to any Liability under any Environmental Laws, where any non-compliance or Liability would have a material adverse effect upon the Business taken as a whole. Without limiting the foregoing, (i) there is not and has not been any Hazardous Substance used, generated, treated, stored, transported, disposed of, handled or otherwise existing on, under, about or emanating from any Facility or treated, transported, handled, disposed of, stored or otherwise held on, under or about any such Facility or any Former Facility, except for quantities of any such Hazardous Substances generated, treated, transported, handled, disposed of, stored or otherwise held on, under or about any such Facility in material compliance with all Environmental Laws and reasonably necessary for the operation of the Business, (ii) each Entity has at all times used, generated, treated, stored, transported, disposed of or otherwise handled its Hazardous Substances in compliance with all Environmental Laws in a manner that will not result in Liability of the Partnership under any Environmental Law, where any non-compliance or Liability would have a material adverse effect upon the Business taken as whole, (iii) there is not now and has not been any time in the past any underground or above-ground storage tank or pipeline at any Facility or Former Facility where the installation, use, maintenance, repair, testing, closure or removal of such tank or pipeline was not in compliance with all Environmental Laws and there has been no Release from or rupture of any such tank or pipeline, including, without limitation, any Release from or in connection with the filling or emptying of such tank, where any non-compliance or Release would have a material adverse effect upon the Business taken as a whole, (iv) the Entities do not manufacture or distribute any product in the State of California which requires the warning mandated by the California Safe Drinking Water and Toxic Enforcement Act of 1986 ("PROPOSITION 65"), and (v) no Entity has made or ever been required to make any filing under the New Jersey Industrial Sit Recovery Act or any other state law of similar effect.

              (C) NOTICE OF VIOLATION. No Entity has received any notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, (i) any Release or threatened Release of any Hazardous Substance at any location, whether at the Facilities, the Former Facilities or otherwise or
(ii) an alleged violation of or non-compliance with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law, where any Release, threatened Release, alleged violation, or non-compliance would have a material adverse effect upon the Business. No Entity has received a notice of any other claim, demand or Action by any individual or Entity alleging any actual or threatened injury or damage to any person, property, natural resource or the environment arising from or relating to any Release or threatened Release of any Hazardous Substances at, on, under, in, to or from any Facilities or Former Facilities, or in connection with any operations or activities of Seller, where any Release or threatened Release or violation of noncompliance, individually or in the aggregate, would have a material adverse effect upon the Business.

              (D)  ENVIRONMENTAL  CONDITONS.   There  are  no  present  or  past
Environmental Conditions in any way relating to the Business or at any Facility or Former Facility.

              (E) ENVIRONMENTAL AUDITS OR ASSESSMENTS. True, complete and correct copies of the written reports, and all parts thereof, in the possession of any of the Seller or the Partnership, of all environmental audits or assessments which have been conducted at any Facility or Former Facility within the past five years, either by Seller or the Partnership or any attorney, environmental consultant or engineer engaged by them for such purpose, have been delivered to Buyer and a list of all such reports, audits and assessments is included on Schedule 4.26.

              (F) INDEMNIFICATION AGREEMENTS. Except as set forth in Schedule 4.26, no Entity is a party, whether as a direct signatory or as successor, assign or third party beneficiary, or otherwise bound, to any Lease or other Contract (excluding insurance policies disclosed on the Disclosure Schedule and excluding Leases and Contracts not related to the Business) under which the Entity is obligated by or entitled to the benefits of any representation, warranty, indemnification, covenant or restriction concerning Environmental Conditions.


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



              (G) NOTICES, WARNING AND RECORDS. The Entities have given all notice and warnings, made all reports, and kept and maintained all records required by, and in each case in material compliance with all applicable Environmental Laws.

          4.27 COMPLIANCE WITH HEALTH CARE LAWS; SETTLEMENT AGREEMENT.

              (A) ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Seller nor the Partnership, any Affiliate of Seller or the Partnership, any predecessor-in-interest to Seller or the Partnership of any interest in the Partnership, nor any person or entity acting on behalf of any of them acting alone or together ("DESIGNATED PERSONS"), has, in connection with the Business,
(i) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, physician, governmental employee or other person or entity with whom or which Seller or the Partnership has done Business directly or indirectly, or (ii) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, physician, governmental employee or other person or entity who is or may be in a position to help or hinder the Business (or assist Seller or the partnership in connection with any actual or proposed transaction).

              (B) FRAUD AND ABUSE. No Designated Person has engaged in connection with the Business in any activities that are prohibited under federal Medicare or Medicaid statutes, 42 U.S.C. ss. 1320a-7, 1320a-7a, 1320a-7b and 1395(nn), the federal CHAMPUS statute, the federal False Claims Statute, 31 U.S.C. ss. 3729, or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations, including, but not limited to, the following:

                   (I) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

                   (II) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

                   (III) presenting or causing to be presented a claim for reimbursement for services under CHAMPUS, Medicare, Medicaid or other state health care program that is for an item or service that is known to be either not provided as claimed or false or fraudulent;

                   (IV) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by CHAMPUS, Medicare or Medicaid, or other state health care program, or (b) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in party by CHAMPUS, Medicare or Medicaid or other state health care program; or

                   (V) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a fact required to be stated or necessary to make the statements made not misleading) of a material fact with respect to (i) the conditions or operations of a facility in order that the facility may qualify for CHAMPUS, Medicare, Medicaid or other state health care program certification, or (ii) information required to be provided under ss. 1124A of the Social Security Act (42 U.S.C. ss. 1329a-3).


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



              (C) HEALTH PROFESSIONAL'S FINANCIAL RELATIONSHIP. The operations of the Seller and the Partnership relating to the Business are in compliance with and do not otherwise violate the federal Medicare and Medicaid statutes regarding health professional self-referrals, 42 U.S.C. ss. 1395nn and 42 U.S.C. ss. 1396b, or the regulations promulgated pursuant to such statute, or similar state or local statutes or regulations.

              (D) CONTROLLED SUBSTANCES. No Designated Person has engaged in any activities in connection with the Business which are prohibited under the federal Controlled Substances Act, 21 U.S.C. ss. 801 et seq. or the regulations promuglated pursuant to such statute or any related or local statutes or regulations concerning the dispensing and sale of controlled substances.

              (E) DISCLOSURE OF CERTAIN FINANCIAL RELATIONSHIPS. Seller has disclosed to Buyer any and all financial relationships relating to the Business (whether or not memorialized in a writing) that the Seller or the Partnership has had with a physician or an immediate family member of a physician since January 1, 1995 or, to the best knowledge of Seller and Coram, prior thereto.

              (F) SETTLEMENT AGREEMENT AND JUDGMENT. Attached as Schedule 4.27 is a true and complete copy of (i) the Complaint in the civil action entitled Donna Shalala, Secretary of Health and Human Services v. T(2) Medical, Inc. (Civil Action No. 1-94-CV-2549-GEG) filed in the United States District Court for the Northern District of Georgia, Atlanta Division, on September 26, 1994 (the "COMPLAINT"), (ii) the Settlement Agreement (the "SETTLEMENT AGREEMENT"), which provides for the settlement of alleged claims of the U.S. government against Seller and its officers, directors, subsidiaries and affiliates which refer or relate to the claims alleged in the Compliant, and (iii) the Final Judgement of Permanent Injunction and Ancillary Relief (the "JUDGMENT") entered in the action covered by the Complaint. The Settlement Agreement and the Judgment remain in full force and effet and have not been amended, supplemented or modified in any manner. Seller and its present Affiliates subject to or covered by the Settlement Agreement and the Judgment have complied in all material respects with the Settlement Agreement and the Judgment to the extent they relate to the Partnership or the Business. The Business is not currently conducted, and has not at any time in the past been conducted, in a manner that would consitute a violation of the terms of the Settlement Agreement or the Judgment and neither the Seller nor the Partnership has received notice to the effect that, or otherwise been advised that, it is not in compliance with the Settlement Agreement or the Judgment and will not be subject to the Settlement Agreement or the Judgment following acquisition of the Assets and assumption of the Assumed Liabilities by Buyer pursuant hereto.

              (G) EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. Notwithstanding anything in this Agreement to the contrary, the representations and warranties set forth in this Section 4.27 shall be deemed to be the sole and exclusive representations and warranties made in this Article IV concerning Health Care Laws.

               ARTICLE V: REPRESENTATIONS AND WARRANTIES OF BUYER
               --------------------------------------------------

         Buyer hereby represents and warrants to Seller and Coram as follows:

                  5.1 ORGANIZATION OF BUYER AND IHS. Each of Buyer and IHS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.


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



              5.2 AUTHORIZATIONS. Each of Buyer and IHS has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and each instrument, certificate, agreement and document to be executed by it in connection herewith (the "BUYER TRANSACTION DOCUMENTS") to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Buyer Transaction Documents by Buyer and IHS and the consummation by each of them of the transactions contemplated hereby and thereby have been duly approved by the board of directors of Buyer and IHS. No other corporate proceedings on the part of Buyer or IHS are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement and the Buyer Transaction Documents have been duly executed and delivered by Buyer and IHS and are the legal, valid and binding obligations of Buyer and IHS, enforceable against them in accordance with their terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

              5.3 NO CONFLICT OR VIOLATION. Neither the execution, delivery or performance of this Agreement and the Buyer Transaction Documents nor the consummation of the transactions contemplated hereby or thereby, nor compliance by Buyer or IHS with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer or IHS, (b) violate, conflict with, or result in or constitute a Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any assets of Buyer or IHS under, any of the terms, conditions or provisions of any contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, lease, franchise, permit, agreement, authorization, concession, or other instrument or obligation to which Buyer or IHS is a party, (c) violate any Regulation or Court Order, except, in the case of each of clauses (a), (b) and (c) above, for such violations, Defaults, terminations, accelerations or creations of Encumbrances which, in the aggregate, would not have a material adverse effect on the ability of Buyer or IHS to consummate the transactions contemplated hereby.

              5.4 CONSENTS AND APPROVALS. No notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Buyer or IHS in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

              5.5 NO BROKERS. Neither Buyer nor IHS nor any of their respective officers, directors, employees, shareholders or Affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Seller or similar payment in connection with the transactions contemplated hereby.

              5.6 SEC DOCUMENTS. Buyer has furnished the Seller with a correct and complete copy of its report on Form 10-K for its fiscal year ended December 31, 1997 (the"10-K"), and its report on Form 10-Q for its fiscal quarter ended March 31, 1998 (the"10-Q"). As of their respective dates, none of the 10-K, the 10-Q and any press releases or other schedules or reports required by the Company to be publicly disclosed or filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act since January 1, 1998 (all of the foregoing being the "SEC DOCUMENTS") contained any untrue statements, or omitted to make any disclosures, which, in light of the circumstances would render any of such documents materially misleading, and the SEC Documents complied when filed in all material respects with the then applicable requirements of the Exchange Act, and the rules and regulations promulgated by the Commission thereunder.

              5.7 CAPITAL STOCK. IHS has duly authorized and reserved for issuance the IHS Stock, and, when issued in accordance with the terms of Section 2.4, the IHS Stock will be validly issued, fully paid, and nonassessable and free of preemptive rights.

                    ARTICLE VI: COVENANTS OF SELLER AND BUYER
                    -----------------------------------------

     Seller and Buyer each covenant with the other as follows:

          6.1 FURTHER ASSURANCES. Upon the terms and subject to the conditions contained herein, the parties agree, both before and after the Closing, (i) to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement
(ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to cooperate with each other and use their respective commercially reasonable efforts (A) to obtain all necessary waivers, consents and approvals from other parties to the Contracts and Leases to be assumed by Buyer, (B) to obtain all necessary Permits as are required to be obtained under any Regulations, (C) to defend all Actions challenging this Agreement or the consummation of the transactions contemplated hereby; (D) to lift or rescind any injunction or restraining order or other Court Order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (E) to give all notices to, and make all registrations and filings with third parties, including, without limitation, submissions of information requested by governmental authorities, and (F) to fulfill all conditions to the consummation of the actions contemplated by this Agreement.

          6.2 EMPLOYEE MATTERS. Seller shall be solely responsible for all of the Employee Plans (as defined in Section 4.18) of Seller and Coram and all obligations and liabilities thereunder. Buyer shall not assume any of the Employee Plans of Seller or any obligation or liability thereunder.

          6.3 ALLOCATION OF PURCHASE PRICE. Seller and Buyer agree to cooperate with respect to the allocation of the Purchase Price.

          6.4 EMPLOYEE BENEFITS. Coram shall continue to provide the employees of the Partnership with their current employee benefits (other than salaries, wages and bonuses) through June 30, 1998, or such earlier date designated by the Partnership and the Buyer. IHS shall cause the Partnership promptly to reimburse Coram for the costs associated with furnishing such employee benefits.

                      ARTICLE VII: [INTENTIONALLY OMITTED]
                      ------------------------------------

                      ARTICLE VIII: [INTENTIONALLY OMITTED]
                      -------------------------------------


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



                       ARTICLE IX: CONSENTS TO ASSIGNMENT
                       ----------------------------------

          9.1 CONSENTS TO ASSIGNMENT. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract, Lease, Permit or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a Default thereof or in any way adversely affect the rights of Buyer thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights thereunder so that Buyer would not receive all such rights, Seller will cooperate with Buyer, in all reasonable respects, to provide to Buyer the benefits under any such Contract, Lease, Permit or any claim or right, including, without limitation, enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereto arising out of the Default or cancellation by such third party or otherwise. Nothing in this Section 9.1 shall affect Buyer's right to indemnification in the event that any consent or approval to the transfer of any Asset is not obtained.


            ARTICLE X: ACTIONS BY SELLER AND BUYER AFTER THE CLOSING
            --------------------------------------------------------

          10.1 BOOKS AND RECORDS. Each party agrees that it will cooperate with and make available to the other parties, during normal Business hours, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing which are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. The party requesting any such Books and Records, information or employees shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees. All information received pursuant to this Section shall be subject to the terms of Section 11.11.

          10.2 COOPERATION AND RECORDS RETENTION; PAYMENT OF LIABILITIES. Seller and Buyer shall (i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to Liability for Taxes, (ii) each retain and provide the other with any records or other information that may be relevant to such return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any tax return of the other for any period. Without limiting the generality of the foregoing, Buyer and Seller shall each retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all tax returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending on or before the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same. Following the Closing Date, Seller shall pay promptly when due all of the debts and Liabilities of Seller arising out of the conduct of the Business prior to the Closing, including any Liability for Taxes arising out of the conduct of the Business prior to the Closing, other than Assumed Liabilities.

          10.3 SURVIVAL OF REPRESENTATIONS, ETC. The representations and warranties of Buyer contained in Sections 5.3, 5.4 and 5.5 of this Agreement and those of Seller contained in Sections 4.1(a), 4.2, 4.4,4.5 (other than the first sentence of Section 4.5), 4.6, 4.7, 4.8, 4.9, 4.11, 4.12, 4.13, 4.14, 4.15,
4.16, 4.17(a), 4.17(b), 4.17(c) (other than the first sentence of Section 4.17(c)), 4.19, 4.22, 4.23 and 4.24 of this Agreement shall survive the Closing for a period of (and claims based upon or arising out of such representations, warranties, covenants and agreements may be asserted at any time on or prior to the date which shall be) one year following the Closing. The representations and warranties of Seller set forth in Section 4.27 (except for Section 4.27(f) of this Agreement) shall survive the Closing for a period of (and claims based upon or arising out of such representations, warranties, covenants and agreements may be asserted at any time on or prior to the date which shall be) two years following the Closing. The representations and warranties of Buyer contained in Section 5.2 and 5.7 of this Agreement and those of Seller contained in Section 4.3, in the first sentence of Section 4.5, in the first sentence of Section 4.17(c), and in Section 4.27(f) of this Agreement shall survive the Closing without limitation, and claims based upon or arising out of such representations or warranties may be asserted at any time before the expiration of the applicable statue of limitations (with extensions) applicable to claims made under this Agreement. The representations and warranties of Seller set forth in Section 4.18, 4.20 and 4.25 of this Agreement shall survive until (and claims based upon or arising out of such representations all warranties may be asserted at any time before) the expiration of the applicable statue of limitations (with extension) with respect to the matters addressed in such sections. The representations and warranties of the parties to this Agreement set forth in Article IV and V of this Agreement which are not referenced in this Section 10.3 shall expire upon the Closing. Subject to the foregoing, each of Buyer and the Seller shall be entitled to rely upon the representations and warranties made by the other as set forth in this Agreement. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any Claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein (any notice of a claim made against the Seller may be delivered to Coram and upon delivery to Coram shall be deemed to have been delivered to and received by Seller).

          10.4  INDEMNIFICATION.

              (A) BY  SELLER.  Subject  to the  limitations  set  forth  in this
Article 10, from and after the Closing Date, Seller shall indemnify, save and hold harmless Buyer, IHS, their respective Affiliates and Subsidiaries, and its and their respective Representatives, from and against any and all costs, losses, Taxes, Liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including, without limitation, interest, fines, penalties, costs of litigation, losses in connection with any Environmental Law (including without limitation, any clean-up or remedial action), other losses resulting from any shutdown or curtailment of operations, damages to the environment, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing, including any of the foregoing incurred or suffered by the Partnership (herein, "DAMAGES" ), incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty or the inaccuracy of any representation or warranty, made by Seller or Coram in or pursuant to this Agreement, disregarding for the purpose of this Section 10.4(a) in determining whether there has been a breach by Seller or Coram of any representation or warranty set forth in this Agreement any materiality standards or exceptions included in the representation or warranty at issue; (ii) any breach of any covenant or agreement made by Seller or Coram, in or pursuant to this Agreement; (iii) any Excluded Liability or (iv) any Liabilities (y) for or arising out of or related to the violation by Seller or the Partnership of any Health Care Laws prior to the Closing or (z) for or arising out of or related to any action taken or omission occurring prior to the Closing which, with notice, passage of time or both (whether before or after the Closing) would result in a violation by Seller or the Partnership, or any predecessor-in-interest to Seller or the Partnership of an interest in the Partnership, of any Health Care Law.

     The term "DAMAGES" as used in this Article 10 is not limited to matters asserted by third parties against Seller, Coram or Buyer or IHS or the Partnership, but includes Damages incurred or sustained by

Seller or Buyer or the Partnership, in the absence of third party claims. As used in this Article 10, the term Damages, shall include, with respect to the Partnership, only Damages to the extent of the greater of (i) the Damages incurred by Buyer or any Affiliate thereof as a partner or member of the Partnership, or (ii) the proportionate interest of the Buyer and its Affiliates in the Partnership. Payments by Buyer or IHS of amounts for which Buyer or IHS is indemnified hereunder, and payments by Seller of amounts for which the Seller is indemnified, shall not be a condition precedent to recovery.

              (B) BY BUYER. Subject to the limitations set forth in this Article 10 hereof, from and after the Closing Date, Buyer shall indemnify and save and hold harmless Seller, Coram, their respective Affiliates and Subsidiaries, and their respective Representatives from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty or the inaccuracy of any representation, made by Buyer or IHS in or pursuant to this Agreement, (ii) any breach of any covenant or agreement made by Buyer or IHS in or pursuant to this Agreement, or
(ii) any Assumed Liability.

              (C) COOPERATION. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

              (D) DEFENSE OF CLAIMS. If a claim for Damages (a "CLAIM") is to be made by a party entitled to indemnification hereunder against the indemnifying party or parties, the party claiming such indemnification shall, subject to
Section 10.3 give written notice (a "CLAIM NOTICE") to the indemnifying party (which, in the case of a Claim made by Buyer against Seller may be delivered to Coram and, upon delivery, shall be deemed for all purposes to have been delivered to and received by Seller) as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 10.4. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects at its own cost, risk and expense, (i) to employee and engage attorneys of its own choice to handle and defend the same unless the named parties to such action or proceeding include both the indemnifying party and the indemnified party, and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which event the indemnified party shall be entitled, at the indemnifying party's cost, risk and expense, to separate counsel of its own choosing, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnified party or parties, such consent not to be unreasonably withheld, provided, however, if the remediation or resolution of any such Claim will occur on or at any property or is reasonably expected to have a material adverse effect on the Business operations of the Partnership, then, notwithstanding the foregoing, the indemnified party shall be entitled to control such remediation or resolution, including, without limitation, to take control of the defense and investigation of such lawsuit or action, to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying parties' cost, risk and expense, and to compromise or settle such Claim. If the indemnifying party fails to assume the defense of such claim within fifteen (15) calendar days after receipt of the Claim Notice, the indemnifying party against which such claim has been asserted will, upon delivery notice to such effect to the indemnifying party, have the right to undertake at the indemnifying party's or parties' cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party; provided, however, that such Claim shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnified party will keep the indemnifying party assumes the defense of the claim, the indemnified party will keep the indemnifying party or parties reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party or parties shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 10.4 and for any final judgement (subject to any right of appeal), and the indemnifying party or parties agree to indemnify and hold harmless the indemnified party from and against any Damages by reason of such settlement or judgement.

              (E)  BROKERS  AND  FINDERS.  Pursuant  to the  provisions  of this
Section 10.4, Buyer shall indemnify, hold harmless and defend Seller, and Seller shall jointly and severally hold harmless and defend Buyer, from and against the payment of any and all broker's and finder's expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying party, or may have been earned by any third party acting on behalf of the indemnifying party in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby.

              (F) LIMITATIONS.

                   (I) From and after the Closing, neither Buyer nor Seller (and Coram) shall be liable to the other under this Section 10.4 for any
         Damages until the aggregate amount otherwise due the party being indemnified exceeds an accumulated total of Twenty-Eight Thousand, Dollars ($28,000) and thereafter shall be liable only to the extent the aggregate amount exceeds the accumulated total of Twenty-Eight Thousand Dollars ($28,000). Notwithstanding the foregoing, Seller shall be liable for any and all Damages incurred in connection with, arising out of or resulting from or incident to (a) any Excluded Liabilities, including without limitation all Liabilities of Seller and the Partnership (y) for or arising out of or related to the violation by Seller or the Partnership of any Health Care Laws prior to the Closing and (z) for or arising out of or related to any action taken or omission occurring prior to the Closing which, with notice, passage of time or both (whether before or after the Closing) would result in a violation by Seller or the Partnership of any Health Care Law, (b) any knowing violation prior to Closing of any Regulation, (c) any conduct or course of action prior to Closing that a reasonably informed person engaged in the Business should have known constituted or would likely constitute a violation of a Regulation, and (d) the knowing breach of any representation or warranty hereunder; provided, further, that notwithstanding clause (a) of this sentence, Damages shall not include costs or expenses of Buyer incurred in connection with any restructuring or reconstitution of the Partnership to comply with Health Care Laws undertaken other than pursuant to a third party claim or Action.

                   (II) Notwithstanding any provision of this Agreement to the contrary, the liability of Seller and Coram to Buyer and IHS hereunder, on the one hand, or of Buyer and IHS to Coram and Seller, on the other hand, for any and all breaches of any representations or warranties shall not exceed One Hundred Eight Thousand Dollars ($108,000).

              (G) REPRESENTATIVES. No individual Representative of any party shall be personally liable for any Damages under the provisions contained in this Section 10.4. Nothing herein shall relieve any party from any Liability to make any payment expressly required to be made by such party pursuant to this Agreement.

              (H) BULK SALES.  It may not be practicable to comply or attempt to comply with the procedures of the "Bulk Sales Act" or similar law of any or all of the states in which the Assets are situated or of any other state which may be asserted to be applicable to the transactions contemplated hereby. Accordingly, to induce Buyer to waive any requirements for compliance with any or all of such laws, hereby agrees that the indemnity provisions of this Section
10.4 hereof shall apply to any Damages of Buyer arising out of or resulting from the failure of Seller or Buyer to comply with any such laws that are applicable.

              (I) SOLE AND EXCLUSIVE REMEDY. Except as set forth in Section 11.1 hereof, the indemnification provisions contained in this Section 10.4 are the sole and exclusive remedy of the parties for any breach of a representation, warranty, covenant or agreement contained in this Agreement.

          10.5 TAXES. Seller shall pay, or cause to be paid, when due all Taxes for which Seller is or may be liable or that is or may become payable with respect to all taxable periods ending on or prior to the Closing Date.


                            ARTICLE XI: MISCELLANEOUS
                            -------------------------

          11.1 [INTENTIONALLY OMITTED]

          11.2 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties; except that Buyer may, without such consent, (i) assign its rights hereunder (but not its obligations to Seller hereunder) to one or more direct or indirect wholly owned subsidiaries, it being understood that a direct or indirect wholly owned subsidiary of Buyer may assume Assumed Liabilities, and/or assign all such rights to any lender as collateral security and assign any and all such rights to one or more wholly owned subsidiaries (or one or more partnerships controlled by Buyer). Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

          11.3 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method (upon a confirmation of delivery); the business day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

     If to Coram or the Seller,
     addressed to:                      Coram Healthcare Corporation
                                        1125 17th Street, Suite 2100
                                        Denver, Colorado 80202
                                        Attention: Chief Financial Officer

     With copies to:                    Coram Healthcare Corporation
                                        1125 17th Street, Suite 2100
                                        Denver, Colorado 80202
                                        Attention: General Counsel
     and                                Paul, Hastings, Janofsky & Walker LLP

                                        555 South Flower Street, Suite 2300
                                        Los Angeles, California 90071
                                        Facsimile: (213) 627-0705
                                        Attention: Craig S. Seligman, Esq.

     If to Buyer:                       Integrated Health Services, Inc.
                                        10065 Red Run Boulevard
                                        Owings Mills, MD 21117
                                        Attention: Anthony Masso
                                        Marshall Elkins, Esq.

     with a copy to:                    Blass & Driggs
                                        461 Fifth Avenue
                                        New York, NY 10017
                                        Facsimile (212) 447-5428
                                        Attention: Andrew S. Bogen

          11.4 CHOICE OF LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware (without reference to the choice of law provisions of Delaware law).

          11.5 ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS. This Agreement, together with all exhibits and schedules hereto (including the Disclosure Schedule), and all agreements entered into contemporaneously herewith or in furtherance of the transactions contemplated hereby constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements understandings, negotiations and discussions whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a wavier of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          11.6 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.7 EXPENSES. Except as otherwise specified in this Agreement, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

          11.8 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or in enforceability shall not affect any other provision of this Agreement or any other such instrument.

          11.9 TITLES; GENDER. The titles, captions or headings of the Articles and Sections herein, and the use of a particular gender, are for convenience of reference only and are not intended to be a part of or to affect or restrict the meanings or interpretation of this Agreement.

          11.10 PUBLIC STATEMENTS AND PRESS RELEASES. The parties hereto covenant and agree that, except as provided for hereinbelow, each will not from and after the date hereof make, issue or release any public announcement, press release, statement or acknowledgment provided for herein, without the prior written consent of the other party as to the content and time of release of and the media in which such statement or announcement is to be made, provided, however, that in the case of announcements, statements, acknowledgments or revelations which either party is required by law to make, issue or release, the making, issuing or releasing of any such announcement, statement, acknowledgments or revelation by the party so required to do so by law shall not constitute a breach of this Agreement if such party shall have given, to the extent reasonably possible, not less than two (2) calendar days prior notice to the other party, and shall have attempted, to the extent reasonably possible, to clear such announcement, statement, acknowledgment or revelation with the other party. Each party hereto agrees that it will not unreasonably withhold any such consent or clearance.

          11.11 CONFIDENTIALITY.

              (A) Prior to the Closing any party may disclose to the other certain proprietary, confidential or other non-public information (collectively, the "INFORMATION") relating to its business.

              (B) Buyer and IHS, except as herein set forth, shall not (i) reveal or make known to any person, firm, corporation or entity, other than its own management and advisors, including its attorneys, accountants and investment bankers, or (ii) utilize in their own business or (iii) make any other usage of, any Information disclosed to them by the other parties in connection with the transactions contemplated hereby; provided, however, (x) they may disclose any Information received from the other party to any governmental or regulatory authority in connection with obtaining approval of the transactions contemplated hereby or as otherwise may be required by applicable law, and (y) if required, they may disclose any Information to its lenders in connection with obtaining their approval of the transactions contemplated hereby. The obligations of IHS and Buyer with respect to any item of Information shall terminate upon Closing with respect to all Information included in the Assets, and with respect to all other Information, if that item of Information becomes disclosed in published literature or otherwise becomes generally available to the public; provided, however, that such public disclosure did not result, directly or indirectly, from any act, omission, or fault of such party with respect to that item of Information. Further, this subsection (b) shall not apply to any item of Information which at the time of disclosure was already generally available to the public or which at the time of disclosure was already in the possession of IHS or Buyer and was not, to their knowledge, acquired in contravention of a confidentiality agreement.

              (C) Seller and Coram, except as herein set forth, shall not (i) reveal or make known to any person, firm, corporation or entity, other than its own management and advisors, including its attorneys, accountants and investment bankers, or (ii) utilize in their own business or (iii) make any other usage of, any Information disclosed to them by the other parties in connection with the transactions contemplated hereby; provided, however, (x) they may disclose any Information received from the other party to any governmental or regulatory authority in connection with obtaining approval of the transactions contemplated hereby or as otherwise may be required by applicable law, and (y) if required, they may disclose any Information to its lenders in connection with obtaining their approval of the transactions contemplated hereby. The obligations of Seller and Coram with respect to any item of Information shall terminate, if that item of Information becomes disclosed in published literature or otherwise becomes generally available to the public; provided, however, that such public disclosure did not result, directly or indirectly, from any act, omission, or fault of such party with respect to that item of Information. Further, this subsection (c) shall not apply to any item of Information which at the time of disclosure was already generally available to the public or which at the time of disclosure was already in the possession of Seller and Coram and was not, to their knowledge, acquired in contravention of a confidentiality agreement.

          11.12 CERTAIN DISTRIBUTIONS. Seller shall be entitled to receive its Percentage Interest (as such term is defined in the Partnership Agreement) of any distribution made to partners of the Partnership arising out of any net profits earned by the Business prior to the first day of June, 1998 in the ordinary course of business consistent with past practice; it being understood that distributions during any calendar month ordinarily consist of accounts receivable collected during such month less any accounts payable paid prior to such distribution plus any increase or minus any decrease in the reserve of cash held by the Partnership with respect to liabilities that the manager of the Partnership reasonably anticipates will become payable prior to the next date of distribution. Buyer shall use its best efforts to cause the Partnership to make such distribution. IHS shall cause the Partnership to reimburse Coram and Seller promptly, and in any event, within thirty (30) days after the Closing, for any amounts payable to them pursuant to Section 6.4 above and for any other unreimbursed costs for employee benefits furnished by Coram in prior periods.] All such amounts shall be deducted from revenues in determining net profits for purposes of this Section 11.12, and such payments shall not be deemed to be part of the distribution to Seller for purposes of this Section 11.12.

          11.13 CUMULATIVE REMEDIES. Except as provided herein to the contrary, all rights and remedies of either party hereto are cumulative of each other and of every other right or recovery such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights and remedies.

          11.14 ARBITRATION. Notwithstanding anything herein to the contrary, in the event that there shall be a dispute among the parties after the Closing arising out of or relating to this Agreement, including, without limitation, the indemnities provided in Article X, or the breach thereof, the parties agree that such dispute shall be resolved by final and binding arbitration in New York, New York, administered by Endispute, Inc. d/b/a JAMS/Endispute ("JAMS"), in accordance with JAMS' rules of practice then in effect or such other procedures as the parties may agree to prior to the Closing. Depositions may be taken and other discovery may be obtained during such arbitration proceedings to the same extent as authorized in civil judicial proceedings. Any award issued as a result of such arbitration shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The parties shall cause the arbitrator to reduce its findings of fact and conclusions of law to writing.

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          11.15  JOINT AND SEVERAL.

              (A) Seller and Coram shall be jointly and severally liable for all representations, warranties and obligations, including, without limitation, indemnification obligations, and covenants made by either of them pursuant to this Agreement, including, without limitation, any made pursuant to any Seller Transaction Document.

              (B) IHS and Buyer shall be jointly and severally liable for all representations, warranties and obligations, including, without limitation, indemnification obligations, and covenants made by either of them pursuant to this Agreement, including, without limitation, any made pursuant to any Buyer Transaction Document.

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     IN WITNESS  WHEREOF,  the parties  have caused  this  Agreement  to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

INTEGRATED HEALTH SERVICES, INC.,                T(2) MEDICAL, INC.,
a Delaware corporation                           a Delaware corporation

By:                                              By:
      --------------------------                        ------------------------
Name:                                            Name:
      --------------------------                        ------------------------
Title:                                           Title:
      --------------------------                        ------------------------



                                                 CORAM HEALTHCARE
WEST COAST CAMBRIDGE, INC.                       CORPORATION,
                                                 a Delaware corporation

By:                                              By:
      --------------------------                        ------------------------
Name:                                            Name:
      --------------------------                        ------------------------
Title:                                           Title:
      --------------------------                        ------------------------







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